SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - January 31, 2003
                       (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)

Item 5.  Other Information.


         Amended Credit Facility

                  On January 31, 2003, Metrologic Instruments, Inc. (the "Company") executed an Amendment No. 1 to its Amended and Restated Credit Agreement (the "Amendment") with PNC Bank, N.A., as Agent for the banks named therein ("PNC"), which provides the Company with a $13 million revolving credit facility and a $4.5 million term loan, the terms of which expire on January 31, 2006. Under the terms of the Amendment, the personal guarantee of the Company's obligations of each of C. Harry Knowles, Chairman of the Board of Directors and Chief Executive Officer of the Company and Janet Knowles, Director and Vice President, Administration of the Company (together, the "Knowles") in favor of PNC has been terminated. Under the terms of the Amendment the $1 million in cash collateral, held by PNC and loaned to the Company by the Knowles, Dale Fischer and Hsu Jau Nan, will be released and repaid in full upon the Company delivering certain financial statements to PNC by March 15, 2003.

         Knowles Loan

                  Also on January 31, 2003, the Knowles loaned the Company $4.26 million (the "Knowles Loan"). Pursuant to the terms of the Knowles Loan, the Company is to repay principal and interest monthly over the five year term based on a ten year amortization. The Knowles Loan is subordinated to the Agreement with PNC, secured by certain of the Company's assets and bears interest at 10% per annum. In connection with the Knowles Loan, the Company also issued the Knowles a warrant (the "Warrant") to purchase
65,000 shares of Company Common Stock. The Warrant may be exercised by the holder thereof at an exercise price of $10.41 per share of Common Stock until its expiration on January 31, 2013. The Company and the Knowles also entered into a registration rights agreement pursuant to which the Company has agreed to register the shares of Common Stock underlying the Warrant upon request by the holder thereof.

         United Technologies Promissory Note

                  On January 13, 2003, the Company executed a Promissory Note Payoff Agreement (the "Payoff Agreement") with United Technologies Optical Systems, Inc. ("UTOS") pursuant to which UTOS and the Company agreed to an accelerated repayment schedule of the amounts due under that certain Promissory Note, dated November 16, 2001, which bears interest at 10% per annum. Under the terms of the Payoff Agreement, the Company paid UTOS $5 million on January 31, 2003 and will be entitled to a $2.2 million discount on the original $11 million owed under the Promissory Note, provided the Company pays $3.8 million to UTOS on or before April 1, 2003. The sources of the funds for the accelerated payments to UTOS include funds from the Company's amended credit facility described above and the Knowles Loan.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                  99.1 Amendment No. 1 to Amended and Restated Credit Agreement dated January 31, 2003 between Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and MTLG Investments Inc. and PNC Bank, National Association.

                  99.2 Note Purchase Agreement dated January 31, 2003 between C. Harry Knowles and Janet Knowles and Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and MTLG Investments Inc.

                  99.3 10% Secured Subordinated Note in the amount of $4,260,000 due January 31, 2008 dated January 31, 2003 between Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and MTLG Investments Inc. and C. Harry Knowles and Janet Knowles.

                  99.4 Common Stock Purchase Warrant dated January 31, 2003 in the amount of 65,000 shares of Metrologic Instruments, Inc. common stock to C. Harry Knowles and Janet Knowles.

                  99.5 Registration Rights Agreement dated January 31, 2003 between Metrologic Instruments, Inc. and C. Harry Knowles and Janet Knowles.

                  99.6 Promissory Note Payoff Agreement dated January 13, 2003 between MTLG Investments Inc. and United Technologies Optical Systems, Inc.

                  99.7 Intercreditor and Subordination Agreement dated January 31, 2003 between PNC Bank, National Association, C. Harry Knowles and Janet Knowles, Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and MTLG Investments Inc.




                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 4, 2003                     Metrologic Instruments, Inc.


                                             By:      /s/ Thomas E. Mills, IV
                                                      Thomas E. Mills, IV
                                                      President, Chief and
                                                      Operating Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.            Exhibit                                                   Page


99.1           Amendment No. 1 to Amended and Restated Credit              5
               Agreement dated January 31, 2003 between Metrologic Instruments, Inc., Adaptive Optics Associates, Inc.
               and MTLG Investments Inc. and PNC Bank, National
               Association.

99.2           Note Purchase Agreement dated January 31, 2003              27
               between C. Harry Knowles and Janet Knowles and Metrologic Instruments, Inc., Adaptive Optics
               Associates, Inc. and MTLG Investments Inc.

99.3           10% Secured Subordinated Note in the amount of              36
               $4,260,000 due January 31, 2008 dated January 31,
               2003 between Metrologic Instruments, Inc., Adaptive
               Optics Associates, Inc. and MTLG Investments Inc.
               and C. Harry Knowles and Janet Knowles.

99.4           Common Stock Purchase Warrant dated January 31, 2003        43
               in the amount of 65,000 shares of Metrologic
               Instruments, Inc. common stock to C. Harry Knowles and Janet Knowles.

99.5           Registration Rights Agreement dated January 31, 2003        49
               between Metrologic Instruments, Inc. and C. Harry
               Knowles and Janet Knowles.

99.6           Promissory Note Payoff Agreement dated January 13,          56
               2003 between MTLG Investments Inc. and United
               Technologies Optical Systems, Inc.

99.7           Intercreditor and Subordination Agreement dated             58
               January 31, 2003 between PNC Bank, National
               Association, C. Harry Knowles and Janet Knowles,
               Metrologic Instruments, Inc., Adaptive Optics
               Associates, Inc. and MTLG Investments Inc.

EXHIBIT 99.1

            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of this 31st day of January, 2003, by and among Metrologic Instruments, Inc., a New Jersey corporation ("Metrologic"), Adaptive Optics Associates, Inc., a Delaware corporation ("Adaptive") (Metrologic and Adaptive are each sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), MTLG Investments, Inc. ("Corporate Guarantor") (the Borrowers and Corporate Guarantor are each sometimes referred to herein individually as a "Loan Party" and collectively as the "Loan Parties"), the Banks party to the Credit Agreement referred to below, and PNC Bank, National Association, as the Agent (the Banks and the Agent are each sometimes referred to herein individually as a "Lender Party" and collectively as the "Lender Parties").

                                    RECITALS

         WHEREAS, the Loan Parties and the Lender Parties are parties to a certain Amended and Restated Credit Agreement, dated as of July 9, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Borrowers subject to the terms and conditions contained therein; and

         WHEREAS, the Loan Parties have requested that the Lender Parties amend certain terms and provisions of the Credit Agreement; and

         WHEREAS, the Lender Parties are willing to amend such terms and provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, based on these premises, and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Credit Agreement.

     2.   Acknowledgment of Obligations.

          a. Each of the Loan Parties acknowledges and agrees that, as of the Amendment Effective Date (as defined herein), the Borrowers are unconditionally liable to the Banks on a joint and several basis under the Credit Agreement and each of the other Loan Documents, for the payment of the principal amount of the Loans, plus all accrued and unpaid interest through the Amendment Effective Date, plus all reasonable expenses incurred by the Agent and the Banks through the Amendment Effective Date, including, without limitation reasonable attorneys' fees and expenses, and that, as of the Amendment Effective Date, no Borrower has any defenses, counterclaims or rights or setoff or recoupment with respect to the foregoing obligations. Without limiting the generality of the foregoing, as of the Amendment Effective Date (giving effect the Required Term Loan Prepayment (as defined herein)), the outstanding principal balance of the Term Loan is Four Million Five Hundred Thousand Dollars ($4,500,000) and the outstanding principal balance of the Revolving Credit is Two Million Eight Hundred Twenty Nine Thousand Dollars ($2,829,000).

          b. Each of the Loan Parties hereby ratifies and confirms its obligations under the Loan Documents to which it is a party and hereby acknowledges and agrees that each of the Loan Documents to which it is a party remains in full force and effect.

          c. Corporate Guarantor hereby ratifies and confirms its obligations under the Credit Agreement, its Guaranty Agreement and the other Loan Documents to which it is a party and hereby acknowledges and agrees that, as of the Amendment Effective Date, it has no defenses, counterclaims or rights of setoff or recoupment with respect to its obligations thereunder.

     3. Amendments and Modifications. All of the following amendments are effective as of the Amendment Effective Date:

          a. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Maximum Special Overadvance," "Special Overadvance," "Special Overadvance Bank," "Special Overadvance Expiration Date" and "Special Overadvance Ratable Share" in their entirety.

          b. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Excess Cash Flow," "Expiration Date," "Fixed Charges," "Knowles Debt," "Maximum Revolving Credit Amount," "Obligations" and "Required Banks" in their entirety and substituting in lieu thereof the following definitions (in alphabetical order):

                  "Excess Cash Flow" shall be computed as of the close of each fiscal year by taking the result (if positive) of Consolidated Cash Flow from Operations (less any gains derived from the satisfaction of the Seller Note pursuant to the Payoff Agreement and Net Proceeds from the additional Subordinated Debt required under Section 8.1.20 of the Credit Agreement) for such fiscal year minus Fixed Charges for such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrowers to the Agent of the Borrowers' audited financial statements for such preceding year. Excess Cash Flow shall not include the proceeds of any Tax Refunds which are remitted to the Agent for application to the Obligations in accordance with the terms of this Agreement. Further, for the purposes of determining Excess Cash Flow, the UT Payments shall be excluded from Fixed Charges."

                  "Expiration Date shall mean January 31, 2006."

                  "Fixed Charges shall mean for any period of determination the sum of interest expense, scheduled principal installments on Indebtedness and payments under Capital Leases, in each case of Metrologic and its Subsidiaries for such period determined and consolidated in accordance with GAAP."

                  "Knowles Debt" shall mean (i) until the satisfaction of the requirements of Section 8.1.20 of the Credit Agreement, the Borrowers' obligation to reimburse C. Harry Knowles and Janet Knowles for any amounts paid by them in connection with the Individual Guaranty as secured by a security agreement by and among C. Harry Knowles, Janet Knowles and the Borrowers, and
                  (ii) upon and after satisfaction of the requirements of
                  Section 8.1.20 of the Credit Agreement, the Subordinated Debt advanced by C. Harry Knowles and Janet Knowles in accordance with such Section 8.1.20.

                  "Maximum Revolving Credit Amount shall mean Thirteen Million Dollars ($13,000,000)."

                  "Obligations shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to Banks or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether arising under this Agreement or the other Loan Documents or whether arising by reason of any interest or currency swap, future, option or other similar agreement (including any swap agreement as defined in 11 U.S.C. ss.101 et. seq.), or whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Loan Party to Agent or Banks to perform acts or refrain from taking any action."

                  "Required Banks shall mean any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations (as defined in Exhibit 2.9 to the Credit Agreement) and Letter of Credit Borrowings of such Bank or group of Banks then outstanding aggregates at least fifty-one percent (51%) of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof."

          c. The definition of "Eligible Domestic Inventory" contained in
Section 1.1 of the Credit Agreement is amended by inserting the following two
(2) sentences at the end of the last line thereof:

                  "Inventory of any Borrower which is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require the consent of any third party upon the sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or disposition of that Inventory shall not constitute Eligible Domestic Inventory unless the Agent shall have received one or more "access and use" agreements acceptable to the Agent (it being understood that the form of "access and use" agreement executed by Omniplanar, Inc. in favor of Agent is acceptable as to form and substance) from such third parties with respect to such Inventory, duly authorized, executed and delivered by such third parties; provided that with respect to Eligible Domestic Inventory that is subject to a Material License Agreement with Symbol, that certain letter agreement dated July 9, 2002, among the Loan Parties and Agent shall continue in full force and effect. If the Agent shall not have received such "access and use" agreements (or the Agent shall determine to accept an "access and use" agreement that does not include all required provisions or provisions in the form otherwise required by the Agent), the Agent may, at its option, nevertheless consider such Inventory to be Eligible Domestic Inventory and, in connection therewith, may, at its option, establish such reserves against the Formula Amount as the Agent shall determine."

          d. Section 1.1 of the Credit Agreement is amended by inserting (in alphabetical order) the definitions of "Amendment No. 1," "Applicable Margin," "Base Rate Option," "Borrowing Tranche," "Euro-Rate," "Euro-Rate Interest Period," "Euro-Rate Option," "Euro-Rate Reserve Percentage," "Excess Availability," "Fixed Charge Coverage Ratio," "Interest Rate Option," "Month," "Payoff Agreement," "Prepayment Fee," "Revolving Credit Base Rate Option," "Revolving Credit Euro-Rate Option," "Symbol," "Term Loan Base Rate Option," "Term Loan Euro-Rate Option," "Unconfirmed Receivable Advance Rate" and "UT Payments" which shall read as follows:

                  "Amendment No. 1 shall mean Amendment No. 1 to Amended and Restated Credit Agreement, dated as of January 31, 2003, among the Loan Parties, the Agent and the Banks."

                  "Applicable Margin shall mean

                           (A) for the Revolving Credit Base Rate Option,
                  twenty-five (25) basis points;

                           (B) for the Term Loan Base Rate Option, seventy-five
                  (75) basis points;

                           (C) for the Revolving Credit Euro-Rate Option, three
                  hundred (300) basis points; and

                           (D) for the Term Loan Euro-Rate Option, three
                  hundred fifty (350) basis points."

                           "Base Rate Option shall mean either the Revolving
                  Credit Base Rate Option or the Term Loan Base Rate Option."

                           "Borrowing Tranche shall mean specified portions of
                  Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Euro-Rate Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche."

                           "Eligible Unconfirmed Receivables shall mean and
                  include with respect to Adaptive only, each Receivable which arising from work performed by Adaptive in its capacity as a subcontractor on certain classified government contracts and which satisfies all of the criteria for "Eligible Receivables" but for which the Agent is (due to lack of security clearances) unable to verify or confirm, to its satisfaction, the validity, aging and amount of such Receivables."

                           "Euro-Rate shall mean, with respect to the Loans
                  comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association ("BBA") as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Euro-Rate                = Average of London interbank
                                           offered rates quoted by BBA as
                                           shown on Euro-Rate Dow Jones
                                           Markets Service display page 3750
                                           or appropriate successor
                                           ---------------------------------

                                           1.00 - Euro Rate Reserve Percentage


                  The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error."

                  "Euro-Rate Interest Period shall mean the period of one, two or three Months selected by the applicable Borrower commencing on the date of disbursement of a Loan to which the Euro-Rate Option applies and each successive period selected by the Borrowers thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date."

                  "Euro-Rate Option shall mean either the Revolving Credit Euro-Rate Option or the Term Loan Euro-Rate Option."

                  "Euro-Rate Reserve Percentage shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Borrowing Tranches to which the Euro-Rate Option applies that are outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of any such adjustment, which determination shall be conclusive absent manifest error."

                  "Excess Availability at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or
                  (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the Revolving Credit Usage, plus (ii) all amounts due and owing to borrower's trade creditors which are outstanding beyond 30 days from the due date."

                  "Fixed Charge Coverage Ratio shall mean the ratio of (a) Consolidated Cash Flow from Operations, less income taxes paid, less dividends paid, less unfunded (i.e. not purchased through the use of the proceeds of the Loans) Capital Expenditures to (b) Fixed Charges; provided that for the purpose of determining the Fixed Charge Coverage Ratio, the UT Payments shall be excluded from Fixed Charges. If income taxes paid results in a negative number then, for the purpose of determining the Fixed Charge Coverage Ratio, the amount of cash taxes paid shall be deemed to be zero."

                  "Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option."

                  "Inventory Advance Rate shall have the meaning set forth in
                  Section 2.1(a) hereof."

                  "Month, with respect to an Euro-Rate Interest Period under the Euro-Rate Option, shall mean the interval between the corresponding days in consecutive calendar months numerically corresponding to the first day of such Euro-Rate Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Euro-Rate Interest Period shall be deemed to end on the last Business Day of such final month."

                  "Payoff Agreement shall mean that certain Promissory Note Payoff Agreement dated January 13, 2003 between Corporate Guarantor and United Technologies Optical Systems, Inc. "

                  "Prepayment Fee shall have the meaning set forth in Section
                  5.8 hereof."

                  "Revolving Credit Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in
                  Section 4.1.1(i)."

                  "Revolving Credit Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in
                  Section 4.1.1(ii)."

                  "Symbol shall mean Symbol Technologies, Inc."

                  "Term Loan Base Rate Option shall mean the option of the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i)."

                  "Term Loan Euro-Rate Option shall mean the option of the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii)."

                  "Unconfirmed Receivables Advance Rate shall have the meaning set forth in Section 2.1(a) hereof."

                  "UT Payments shall mean the prepayments of principal outstanding under the Seller Note that are paid in accordance with the terms of the Payoff Agreement."

          e. Reserved.

          f. Section 2.1 of the Credit Agreement is amended and restated in its entirety as follows:

                  "2.1     Revolving Credit Commitments.

                           (a) Subject to the terms and conditions set forth in
                  this Agreement, each Bank, severally and not jointly, will make Revolving Credit Loans to the Borrowers in aggregate amounts outstanding at any time equal to such Bank's Ratable Share of the lesser of (x) the Maximum Revolving Credit Amount less the aggregate amount of outstanding Letters of Credit Outstanding and (y) an amount equal to the sum of:

                                    (i) up to eighty-five percent (85%)
                  ("Receivables Advance Rate") of Eligible Receivables (except that Revolving Credit Loans based on Eligible Receivables arising from sales to customers outside the United States of America, which are subject to credit insurance and acceptable to the Agent in accordance with clause (f) of the definition of "Eligible Receivables," shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate at any one time), plus

                                    (ii) up to the lesser of (A) eighty-five
                  percent (85%) ("Unconfirmed Receivables Advance Rate") of Eligible Unconfirmed Receivables and (B) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the aggregate at any one time, plus

                                    (iii) up to the lesser of (A) fifty percent
                  (50%) ("Inventory Advance Rate") of the value of the Eligible Domestic Inventory and (B) Five Million Dollars ($5,000,000) in the aggregate at any one time, minus

                                    (iv) the aggregate amount of outstanding
                  Letters of Credit Outstanding, minus

                                    (v) such reserves as the Agent may
                  reasonably deem proper and necessary from time to time, provided that Agent shall give Borrower Agent thirty (30) days' written notice prior to the implementation thereof.

                           The amount derived from the sum of (x) Sections
                  2.1(a)(y)(i), (ii) and (iii) minus (y) Section 2.1(a)(y)(iv) and (v) at any time and from time to time shall be referred to as the "Formula Amount". Borrowers acknowledge that, as Eligible Receivables are collected, such Receivables shall no longer be included in the calculation of the Formula Amount."

          g. Section 2.1A of the Credit Agreement is deleted in its entirety.

          h. Section 2.2 of the Credit Agreement is amended by deleting the words "(or, in the case of the Special Overadvance, in accordance with its Special Overadvance Ratable Share)" in the third and fourth lines thereof.

          i. Section 2.3 of the Credit Agreement is amended by deleted the words "one-half of one percent (.50%)" in the fourth line thereof and replacing the same with "one-quarter of one percent (.25%)".

          j. Sections 2.5 of the Credit Agreement is amended and restated in its entirety as follows:

                  "2.5     Revolving Credit Loan Requests.

                           Except as otherwise provided herein, the Borrowers
                  may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:00 a.m., Philadelphia, Pennsylvania time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies, a duly completed request therefor in the form provided by the Agent (each, a "Loan Request"). Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which, for each Borrowing Tranche to which the Euro-Rate Option applies, shall be in integral multiples of $100,000 and not less than $500,000;
                  (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Euro-Rate Interest Period for the Loans comprising such Borrowing Tranche. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with the Agent or the Banks, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Credit Loan to which the Base Rate Option applies as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with the Agent or the Banks, and such deemed request shall be irrevocable. Without limiting the generality of Section 7.2 hereof, during the existence of an Event of Default, Borrowers shall not be permitted to (x) request (and the Banks shall have no obligation to make) Revolving Credit Loans at the Euro-Rate Option, or (y) renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans to the Euro-Rate Option.

          k. Section 2.6 of the Credit Agreement is amended by deleting clause
(a) thereof in its entirety and replacing the same with the following:

                           "(a) The Agent shall, promptly after receipt by it
                  of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Euro-Rate Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit its Ratable Share of the principal amount of each Revolving Credit Loan to the Agent in accordance with Section 2.10 [Settlement Procedures]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Philadelphia, Pennsylvania time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Paragraph 16 of Exhibit 10."

          l. Section 2.7 of the Credit Agreement is amended by deleting the words "(other than the Special Overadvance)" in the seventh line thereof.

          m. Section 2.10.1 is amended by deleting the words "and/or Special Overadvance Ratable Share (as applicable)" in the twelfth and seventeenth lines thereof.

          n. Section 2.10.5 is amended by deleting the words "and/or Special Overadvance Ratable Share (as applicable)" in the third and fourth lines thereof.

          o. Section 3.1 of the Credit Agreement is amended and restated in its entirety as follows:

                           "3.1 Term Loan. Each Borrower acknowledges that
                  Banks fully advanced their respective Term Loan Commitments on or about January 8, 2001 in accordance with the terms and conditions of the Existing Credit Agreement (the "Term Loan"). As of the Amendment Effective Date (as defined in Amendment No. 1) (giving effect to the Required Term Loan Prepayment (as defined in Amendment No. 1)), the outstanding principal balance of the Term Loan is Four Million Five Hundred Thousand Dollars ($4,500,000) ("Term Loan")."

          p. Section 3.4 of the Credit Agreement is amended and restated in its entirety as follows:

                  "3.4     Term Loan Notes.

                           The Obligation of the Borrowers to repay the unpaid
                  principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be joint and several obligations of the Borrowers and shall be evidenced by a Term Note payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The Term Loan Outstandings shall be payable in thirty-five (35) consecutive installments in the amount of Ninety-Three Thousand Seven Hundred Fifty Dollars ($93,750) each, payable on the first Business Day of each month commencing on March 1, 2003, with a final installment payable on the Expiration Date in an amount equal to the then outstanding principal balance of the Term Loan (provided that if the Expiration Date is extended for at least one year (in the sole and absolute discretion of the Agent and the Banks), then the Term Loan Outstandings shall be payable in forty-eight (48) consecutive installments in the amount of Ninety-Three Thousand Seven Hundred Fifty Dollars ($93,750) each). Prepayment of the Term Notes shall be subject to Section 5.4 [Voluntary Prepayments]."

          q. Section 4 of the Credit Agreement is amended and restated in its entirety as follows:

                  "4. INTEREST RATES

                  4.1      Interest Rate Options.

                           The Borrowers shall pay interest in respect of the
                  outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Euro-Rate Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans with no more than three
                  (3) Borrowing Tranches for the Revolving Credit and no more than three (3) Borrowing Tranches for the Term Loan. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                 4.1.1 Revolving Credit Interest Rate Options.

                           The Borrowers shall have the right to select from
                  the following Interest Rate Options applicable to the Revolving Credit Loans:

                                    (i) Revolving Credit Base Rate Option: A
                  fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (ii) Revolving Credit Euro-Rate Option: A
                  rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                           4.1.2    Term Loan Interest Rate Options.

                           The Borrowers shall have the right to select from
                  the following Interest Rate Options applicable to the Term
                  Loans:

                                    (i) Term Loan Base Rate Option: A
                  fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (ii) Term Loan Euro-Rate Option: A rate per
                  annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                           4.1.3    Rate Quotations.

                           The Borrowers may call the Agent on or before the
                  date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  4.2      Interest Periods.

                           At any time when the Borrowers shall select, convert
                  to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The Loan Request shall specify the Euro-Rate Interest Period during which such Interest Rate Option shall apply. The following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                           4.2.1    Amount of Borrowing Tranche.

                           Each Borrowing Tranche of Euro-Rate Loans shall be
                  in integral multiples of $100,000 and not less than $500,000;

                           4.2.2    Renewals.

                           In the case of the renewal of a Euro-Rate Option at
                  the end of an Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

                  4.3      Interest After Default.

                           To the extent permitted by Law, upon the occurrence
                  and during the continuance of an Event of Default and until such time such Event of Default shall have been cured or waived:

                           4.3.1    Letter of Credit Fees, Interest Rate.

                           The Letter of Credit Fees and the rate of interest
                  for each Loan otherwise applicable pursuant to Exhibit 2.9 or
                  Section 4.1 [Interest Rate Options], respectively, shall be increased by two percent (2%) per annum; and

                           4.3.2    Other Obligations.

                           Each other Obligation hereunder if not paid when due
                  shall bear interest at the lesser of (x) the interest rate specified in the Loan Documents for such Obligation and (y) a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus, in either event, an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

                           4.3.3    Acknowledgment.

                           Each Borrower acknowledges that the increase in
                  rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Agent.

                  4.4      Euro-Rate Unascertainable; Illegality.

                           4.4.1    Euro-Rate Unascertainable.

                           If any Bank determines (which determination shall be
                  final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then such Bank shall give notice thereof to the Agent, and the Agent shall give notice thereof to the Borrowers and the other Banks. Thereafter, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and
                  (b) the interest rate for all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Periods to the Base Rate Option.

                           4.4.2    Illegality.

                           If, after the date of this Agreement, any Bank shall
                  determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof (in each case, occurring after the date of this Agreement) by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (made after the date of this Agreement) shall make it unlawful or impossible for such Bank to make or maintain or fund loans under the Euro-Rate Option, such Bank shall notify the Borrowers and the other Banks. Upon receipt of such notice, until such Bank notifies the Borrowers and the other Banks that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and
                  (b) the interest rate on all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Periods if such Bank may lawfully continue to maintain Loans under the Euro-Rate Option to such day, or (ii) immediately if such Bank may not lawfully continue to maintain Loans under the Euro-Rate Option.

                  4.5      Selection of Interest Rate Options.

                           If the Borrowers fail to select a new Euro-Rate
                  Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Euro-Rate Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 and deliver to the Agent a duly completed Loan Request specifying such selection three (3) Business Days prior to the expiration of such existing Euro-Rate Interest Period in accordance with Section 2.5, then the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Euro-Rate Interest Period."

          r. Sections 5.2 through 5.6 of the Credit Agreement are amended and restated in their entirety as follows:

                  "5.2     Pro Rata Treatment of Banks.

                           Each borrowing shall be allocated to each Bank
                  according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in Section
                  4.4 [Euro-Rate Unascertainable; Illegality], or Section 5.7 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. 5.3 Interest Payment Dates.

                           Interest on Loans to which the Base Rate Option
                  applies shall be due and payable in arrears on the first Business Day of each March, June, September and December after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Euro-Rate Interest Period for those Loans and, if such Euro-Rate Interest Period is longer than three (3) Months, also on the 90th day of such Euro-Rate Interest Period. Interest on mandatory prepayments of principal under
                  Section 5.6 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                  5.4      Voluntary Prepayments.

                           5.4.1    Right to Prepay.

                           Subject to Section 5.8, [Prepayment Fee], the
                  Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.7 [Additional Compensation in Certain Circumstances]):

                                    (i) at any time with respect to any Loan to
                  which the Base Rate Option applies,

                                    (ii) at any time with respect to any Loan
                  to which the Euro-Rate Option applies, or

                                    (iii) on the date specified in a notice by
                  any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                           Whenever the Borrowers desire to prepay any part of
                  the Loans, they shall provide a prepayment notice to the Agent by 1:00 p.m., Philadelphia, Pennsylvania time, at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                                    (x) the date, which shall be a Business
                  Day, on which the proposed prepayment is to be made;

                                    (y) a statement indicating the application
                  of the prepayment between the Revolving Credit Loans and Term Loans; and

                                    (z) the total principal amount of such
                  prepayment, which shall not be less than $100,000 for Revolving Credit Loans, and in increments of $100,000 above $100,000, and not less than $100,000 for Term Loans and in increments of $100,000 above $100,000.

                           All prepayment notices shall be irrevocable. The
                  principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section
                  4.4 [Euro-Rate Unascertainable; Illegality], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate the Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section
                  5.7.2 [Indemnity]. Prepayments as a result of application of proceeds of Collateral received pursuant to Section 2.8 [Establishment of Blocked Accounts] shall not be subject to the notice or minimum amount requirements of this Section 5.4.

                  5.5      Voluntary Reduction of Commitments.

                           The Borrowers shall have the right, upon not less
                  than five (5) Business Days' written irrevocable notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, which notice shall specify the date and amount of any such reduction and otherwise be in the form provided by the Agent. Any such reduction shall be in a minimum amount equal to $500,000 or an integral multiple of $100,000 in excess thereof, provided, that the Revolving Credit Commitments may not be reduced below the sum of the aggregate principal amount of all Revolving Facility Usage unless a corresponding prepayment (together with interest on such principal amount prepaid) is made. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Banks. If the Revolving Credit Commitments are reduced to zero, then the Term Loan shall be contemporaneously prepaid in full.

                  5.6      Mandatory Prepayments.

                           5.6.1    Excess Cash Flow.

                           In the event that at the end of any fiscal year of
                  the Borrowers (commencing with the fiscal year ending December 31, 2003) there shall exist Excess Cash Flow with respect to such fiscal year, then, on the date which is five
                  (5) Business Days after the earlier to occur of (i) the date upon which the audited consolidated financial statements of the Borrowers and their Subsidiaries with respect to such fiscal year are delivered to the Agent and (ii) the 120th day after the end of such fiscal year, the Borrowers prepay the Loans in an amount equal to 50% of such Excess Cash Flow.

                           5.6.2    Sale of Assets; Sale of Debt or Preferred
                  Equity.

                           Promptly upon receipt by the Borrowers or any of
                  their Subsidiaries of any Net Proceeds (whether from an Asset Sale, the sale or issuance of preferred equity or the incurrence of Indebtedness by the Borrowers or any of their Subsidiaries), other than Net Proceeds (i) from the Subordinated Debt required under Section 8.1.20, or (ii) received by any Foreign Subsidiary under the financing arrangements required under Section 8.1.19, or (iii) from additional Subordinated Debt from C. Harry Knowles, and/or Janet Knowles, in a principal amount not to exceed Two Million Dollars ($2,000,000), which Net Proceeds are received prior to December 31, 2003, the Borrowers shall prepay the Loans in an amount equal to 100% of such Net Proceeds. The Borrowers shall give the Agent at least one (1) Business Day prior written notice of each prepayment pursuant to this
                  Section 5.6.2 setting forth the date and amount thereof. This
                  Section 5.6.2 shall not be construed as permitting an Asset Sale that is otherwise prohibited under this Agreement.

                           5.6.3    Sale of Capital Stock.

                           Promptly upon receipt by the Borrowers or any of
                  their Subsidiaries of any Net Proceeds from the sale or issuance of Capital Stock (other than preferred equity or the exercise by any employee of any Borrower of any stock option right), the Borrowers shall prepay the Loans in an amount equal to 100% of such Net Proceeds. The Borrowers shall give the Agent at least one Business Day prior written notice of each prepayment pursuant to this Section 5.6.3 setting forth the date and amount thereof. This Section 5.6.3 shall not be construed as permitting a sale or issuance of Capital Stock that is otherwise prohibited under this Agreement.

                           5.6.4    Casualty Event.

                           Promptly upon receipt by the Borrowers or any of
                  their Subsidiaries of any proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrowers or any of their Subsidiaries, the Borrowers shall prepay the Loans in an amount equal to 100% of such Net Proceeds; provided, however, that such proceeds need not be applied as set forth in this Section 5.6.4 to the extent that such proceeds do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate (on a cumulative basis) during any consecutive twelve (12) month period so long as no Event of Default Exists and such proceeds are applied to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 90 days after the receipt of such proceeds; provided further, however, that if one or more of the Foreign Subsidiaries obtains financing in accordance with Section 8.2.1(vii) hereof, then the obligations under this Section 5.6.4 as they pertain to the proceeds of insurance attributable to the destruction, casualty or taking with respect to any property of such Foreign Subsidiaries shall cease (it being understood and agreed that such obligations as they pertain to the proceeds insurance attributable to the destruction, casualty or taking with respect to any property of the other Foreign Subsidiaries shall remain in full force and effect). If required by the Agent, such proceeds shall be held in a special collateral account, subject to the sole dominion and control of the Agent and in a manner reasonably satisfactory to the Agent, as additional Collateral for the Obligations until such time as it is to be applied to such repair, rebuilding or replacement.

                           5.6.5    Tax Refunds.

                           In addition to any other mandatory repayment
                  pursuant to this Section 5.6, on each date on which any Borrower receives any Tax Refund, the Borrowers shall prepay the Loans in an amount equal to 100% of such Tax Refund.

                           5.6.6    Life Insurance Proceeds.

                           In addition to any other mandatory repayment
                  pursuant to this Section 5.6, on any date on which the Agent receives any proceeds of the Required Life Insurance Policies, an amount equal to 100% of the amount of such proceeds shall be applied as a mandatory repayment of the Loans.

                 5.6.7 Application Among Interest Rate Options.

                           All prepayments required pursuant to this Section
                  5.6 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. Any prepayment applied against a Loan subject to the Euro-Rate Option shall be subject to Section 5.7.2 [Indemnity].

                           5.6.8    Application Among Loans.

                           All prepayments required pursuant to this Section
                  5.6 shall first be applied to first to accrued and unpaid interest on the Loans, second to prepay the Term Loan, in inverse order of maturity until paid in full, and third to prepay the Revolving Credit Loans.

          s. Section 5.7.2 of the Credit Agreement is amended and restated in its entirety as follows:

                           "5.7.2   Indemnity.

                           In addition to the compensation required by Section
                  5.7.1 [Increased Costs, Etc.], the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of
                  any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by any Borrower to revoke (expressly,
                  by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                           (iii) default by any Borrower in the performance or
                  observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                           If any Bank sustains or incurs any such loss or
                  expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. A certificate as to any amounts that a Bank is entitled to receive under this section submitted by such Bank through the Agent to the Borrowers shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be due and payable by the Borrowers to such Bank ten Business Days after such notice is given.

                           Notwithstanding the foregoing, each Bank shall make
                  written demand on the Borrowers for indemnification or compensation pursuant to Sections 5.7.1 [Additional Compensation in Certain Circumstances] and Section 5.7.2 [Indemnity] within 30 Business Days after such Bank receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections. In the event that any Bank fails to give the Borrowers the notice within the time limitation set forth in the preceding sentence, the Borrowers shall have no obligation to pay such claim for indemnification or compensation accruing prior to the 90th day preceding such written demand. Nothing in this Agreement shall prevent any Bank from delivering successive demands for such indemnification or compensation pursuant hereto."

          t.  Section 5 of the Credit Agreement is amended by adding a new
Section 5.8, which shall read as follows:

                  "5.8     Prepayment Fee.

                           In the event the Loans are prepaid in full prior to
                  Expiration Date as a result of voluntary prepayment (to the extent permitted under this Agreement), the Borrowers shall, on the date of such prepayment in full, pay to the Agent for the benefit of Banks an early termination fee in an amount equal to (i) one percent (1%) of the Maximum Revolving Credit Amount (as such amount may have been reduced in accordance with this Agreement), plus (ii) one percent (1%) of the then outstanding principal balance of the Term Loan."

          u. Section 8.1.17 of the Credit Agreement is amended and restated in its entirety as follows:

                           "8.1.17   Intentionally Deleted."

          v. Section 8.1.18 of the Credit Agreement is amended by deleting the reference to the Dollar amount of "$675" in the eighth line thereof and replacing the same with the Dollar amount of "$750".

          w. Section 8.1 of the Credit Agreement is amended by adding new Sections 8.1.19, 8.1.20 and 8.1.21, which shall read as follows:

                           "8.1.19  Foreign Subsidiary Financing.

                                    The Loan Parties shall, on or before March
                  31, 2003, obtain additional third party financing commitments for their Foreign Subsidiaries in the aggregate available principal amount not less than One Million Dollars ($1,000,000). At all times prior to March 31, 2003, the aggregate principal amount of third party financing commitments available to the Foreign Subsidiaries of the Loan Parties shall not be less than Three Million Dollars ($3,000,000), and at all times after March 31, 2003, the aggregate principal amount of third party financing commitments available for the Foreign Subsidiaries of the Loan Parties shall not be less than Four Million Dollars ($4,000,000).

                           8.1.20   Certain Subordinated Debt

                           The Loan Parties shall, on or before February 28,
                  2003, obtain additional Subordinated Debt in an amount not less than Four Million Two Hundred Sixty Thousand Dollars ($4,260,000) on the terms set forth in the Term Sheet attached to Amendment No. 1 as Exhibit "8.1.20, and which will be subordinated pursuant to the terms of the Intercreditor and Subordination Agreement that is attached to such "Exhibit 8.1.20."

                           8.1.21   Excess Availability

                           After giving effect to the Five Million Dollar
                  ($5,000,000) UT Payment due on January 31, 2003 (or, if applicable, the Five Million Two Hundred Thousand Dollar ($5,200,000) UT Payment due on February 28, 2003), Borrowers shall have Excess Availability of no less than Two Million Dollars ($2,000,000) on the date of such UT Payment. After giving effect to the Three Million Eight Hundred Thousand Dollar ($3,800,000) UT Payment due on or before April 1, 2003, Borrowers shall have Excess Availability of no less than One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) on the date of such UT Payment."

          x. Section 8.2.21 of the Credit Agreement is amended and restated in its entirety as follows:

                           "8.2.21   Financial Covenants.

                                    (a) The Loan Parties shall not permit
                  Tangible Net Worth to be less than (i) Nine Million Dollars ($9,000,000) measured as of the last Business Day of each fiscal quarter during the period commencing on the Effective Date and ending on December 31, 2002, and (ii) the following amount measured as of the last Business Day of each of the following fiscal quarters:

                  Fiscal Quarter Ending                             Amount
                  March 31, 2003                                 $6,500,000
                  June 30, 2003                                  $4,000,000
                  September 30, 2003                             $5,500,000
                  December 31, 2003 and each fiscal              $7,500,000
                   quarter thereafter


                                    (b) The Loan Parties shall not permit the
                  Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the immediately preceding four (4) fiscal quarter then ended, to be less than 1.1 to 1.0 with an initial test date of March 31, 2003; provided that the measurement at (i) March 31, 2003 shall be based on the three month period ending on such date, (ii) June 30, 2003 shall be based on the six month period ending on such date and (iii) September 30, 2003 shall be for the nine month period ending on such date."

          y. Section 8.2.22 of the Credit Agreement is amended and restated in its entirety as follows:

                           "8.2.22          Intentionally Deleted."

          z. Notwithstanding anything to the contrary contained in Section
8.2.23 of the Credit Agreement, provided the Loan Parties comply with the requirements of Section 6(a) of this Amendment No. 1, the Loan Parties may prepay the Indebtedness evidenced by Supplemental Cash Collateral Notes after which Section 8.2.23 shall be of no further force and effect.

          aa. Section 8.4 of the Credit Agreement is amended by adding new Sections 8.4.5 and 8.4.6, which shall read as follows:

                           "8.4.5   Collateral Management Fee.

                           The Borrowers shall pay the Agent a collateral
                  management fee equal to $2,000 per month commencing on February 1, 2003 and on the first day of each month thereafter. The collateral management fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or pro-ration upon termination of this Agreement for any reason.

                           8.4.6    Leasehold Mortgages.

                           The Borrowers shall, on or before May 31, 2003, (a)
                  execute and deliver to the Agent leasehold mortgage in respect of the Borrowers' 10 Wilson Road, Cambridge, Massachusetts leased location so as to create in the Agent's favor, for the benefit of the Agent and the Banks, upon recordation thereof, a valid, perfected and enforceable first priority Lien on such leasehold, such leasehold mortgage to be in form and substance reasonably satisfactory to the Agent, (b) deliver copies of any consents of the owners, lessors and mortgagees of such real property which may be required in order for the grant of such leasehold mortgage by the Borrowers to not be in violation of any lease or other agreement pertaining to the real property and (c) cause such leasehold mortgage to be duly recorded in the appropriate recording office or offices and pay all fees and taxes payable in connection therewith (including, without limitation, title insurance fees and expenses to the extent title insurance is required by the Agent)."

          bb. Notwithstanding anything to the contrary contained in Section
8.4.7 of the Credit Agreement, the required amount of life insurance may be reduced from Six Million Dollars ($6,000,000) to an amount not less than, at any given time, the greater of (a) the then outstanding principal balance of the Term Loan, and (b) Two Million Dollars ($2,000,000). Such life insurance may insure the lives of any combination of the Individual Guarantors, and Thomas Mills (the President of the Borrowers); provided that, the amount of life insurance with respect to C. Harry Knowles shall, at all times, be no less than Two Million Dollars ($2,000,000).

          cc. Section 9.1.3 of the Credit Agreement is amended and restated in its entirety as follows:

                  "9.1.3   Breach of Negative Covenants or Visitation Rights.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 8.1.6 [Visitation Rights], 8.1.15 [Tax Return], 8.1.16 [Appraisals], 8.1.18 [Field Exams], 8.1.20 [Certain Subordinated Debt], 8.1.21 [Excess Availability], 8.2 [Negative Covenants], 8.4 [Special Collateral Provisions], Exhibit 8.3 to this Agreement [Reporting Requirements];"

          dd. Section 9.2.5 is amended by (a) deleting the words, "(other than the Special Overadvance)" in clause (iv) thereof, (b) deleting clause (v) thereof in its entirety and replacing the same with "(v) Intentionally Deleted;" (c) deleting the word "sixth" in clause (vi) thereof and replacing the same with the word "fifth" and (d) deleting the word "seventh" in clause
(vii) and replacing the same with "sixth".

          ee. Section 11.4 of the Credit Agreement is amended by inserting the words "(except as provided in Section 4.2 [Interest Periods] with respect to Euro-Rate Interest Periods under the Euro-Rate Option)" after the words "such payment or action shall be made or taken on the next following Business Day" in the last sentence thereof.

          ff. Section 11.5 of the Credit Agreement is amended and restated in its entirety as follows::

                           "11.5.1   Notional Funding.

                                    Each Bank shall have the right from time to
                  time, without notice to any Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment was then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.7 [Additional Compensation in Certain Circumstances] than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank."

          gg. Schedule 1.1(B) to the Credit Agreement is amended and restated in its entirety and replaced by Schedule 1.1(B) to this Amendment.

          hh. Exhibit 2.9 to the Credit Agreement is amended by (i) deleting the reference to the Dollar amount of "$500,000" in the twelfth line of paragraph 1 thereof and replacing the same with the Dollar amount of "$2,000,000", and (ii) deleting the reference to the amount, expressed as a percentage, of "2% per annum" in clause (i)(A) of paragraph 2 thereof and replacing the same with "2.50% per annum".

          ii. Exhibit 8.3 of the Credit Agreement is amended by (i) deleting the reference to "30 days" in paragraph 8(a) thereof and replacing the same with "15 days", and (ii) amending and restating paragraph 14 thereof in its entirety as follows:

                  "14. Intentionally Deleted."



     4.   Representations and Warranties.

          a. In order to induce the Agent and the Banks to enter into this Amendment, each Loan Party represents and warrants to the Lender Parties that
(i) the execution, delivery and performance by each Loan Party of this Amendment and the transactions contemplated hereby (A) are and will be within the respective corporate powers of the Loan Parties, (B) have been authorized by all necessary corporate action on behalf of the Loan Parties, (C) are not in contravention of any order or decree of any court or governmental unit, or of any law, rule or regulation to which any Loan Party or any Loan Party's property is bound, (D) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under
(x) any Loan Party's articles of incorporation or bylaws or (y) any indenture, agreement, contract or undertaking to which any Loan Party is a party or by which any of them or any of their property is bound, and (E) except for the Liens created under the Loan Documents, will not result in the imposition of any Lien of any nature on any of the properties of any Loan Party; (ii) this Amendment shall be valid, binding and enforceable against the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) no Potential Default or Event of Default has occurred and is continuing and no Potential Default or Event of Default would result from the execution, delivery or consummation of the transactions contemplated by this Amendment.

          b. On and as of Amendment Effective Date, each Loan Party confirms, reaffirms and restates to the Agent and the Banks the representations and warranties set forth in the Credit Agreement, as amended hereby, and the other Loan Documents, except to the extent that such representations and warranties expressly and solely relate to a specific earlier date in which case each Loan Party confirms, reaffirms and restates such representations and warranties as of such earlier date.

          c. On and as of the Amendment Effective Date, the aggregate principal amount of third party financing commitments available to the Foreign Subsidiaries of the Loan Parties is not less than $3,000,000.

     5.   Effectiveness; Conditions Precedent.

          a. The Lender Parties' obligation to enter into this Amendment and perform its obligations hereunder and the effectiveness of the amendments and other provisions hereof are subject to the following conditions precedent, including, where applicable, that the Agent shall have received the following documents and other items, duly executed, where appropriate, by authorized representatives of the Loan Parties or such other Persons as may be applicable (all such documents and other items must be in form and substance satisfactory to the Agent):

               (i) This Amendment;

               (ii) Amended and Restated Revolving Credit Note;

               (iii) Amended and Restated Term Loan Note;

               (iv) Acknowledgement of Individual Guarantors executed by the Individual Guarantors;

               (v) Assignment and assumption agreements executed among Sovereign Bank, Fleet National Bank and Agent;

               (vi) Borrowing Base Certificate;

               (vii) Closing certificate of the Loan Parties, certified by the Chairman and CEO or President of each Loan Party, as applicable;

               (viii) Any and all agreements, instruments and documents required by the Agent to effectuate and implement the terms hereof and the Loan Documents;

               (ix) Evidence that the execution, delivery and performance of this Amendment by each of the Loan Parties have been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Loan Party has been made since January 8, 2001 and that such documents (in the form delivered to Agent) remain in full force and effect;

               (x) Certified copy of the Payoff Agreement;

(xi) Consent Agreement (as to Payoff Agreement and the payment of the UT Payments) executed by United Technologies, the Loan Parties and Individual Guarantors;

               (xii) Written opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Loan Parties in form and substance satisfactory to the Agent, and covering such matters related to this Amendment and the transactions contemplated hereby as the Agent may request;

               (xiii) A copy of a mortgage loan commitment with respect to the Loan Parties' Blackwood, New Jersey location of at least Four Million Two Hundred Sixty Thousand Dollars ($4,260,000) in favor of Mr. and Mrs. C. Harry Knowles, as owners of such location, executed by a lending institution, and containing terms and conditions, satisfactory to Agent;

               (xiv) Internally prepared financial statements of Borrowers for the fiscal year ended December 31, 2002, certified by Metrologic's chief financial officer, consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all prepared in accordance with GAAP (without footnotes), and otherwise, in form and substance satisfactory to Agent, and reflecting net income of Borrowers of at least One Million Dollars ($1,000,000) (the "Required Net Income"), and internally prepared consolidating financial statements of Borrowers for the fiscal year ended December 31, 2002;

               (xv) Prepayment of the Term Loan in an amount equal to Two Million Eight Hundred Twenty-Nine Thousand Dollars ($2,829,000), which such prepayment shall be applied in inverse order of maturity (the "Required Term Loan Prepayment");

               (xvi) Payment to the Agent for the benefit of PNC Bank, National Association the following non-refundable fees each of which is fully earned as of the Amendment Effective Date: (A) Sixty-Five Thousand Dollars ($65,000) on account of the extension of the Revolving Credit Commitment and the maturity of the Revolving Credit Loans, (B) Forty-Five Thousand Dollars ($45,000) on account of the extension of the maturity of the Term Loans and (C) Seventy-Five Thousand Dollars ($75,000) on account of the amendments to the Credit Agreement contained herein; and

               (xvii) Payment of all reasonable fees and expenses of Blank Rome LLP, counsel to the Agent, incurred by the Agent that are outstanding as of the date hereof.

          b. The date which all of the conditions precedent set forth in
Section 5(a) hereof shall have been satisfied or waived is referred to herein as the "Amendment Effective Date."

     6.   Release of Individual Guarantors; Certain Collateral.

          a. Effective as of the Amendment Effective Date, the Agent and the Banks hereby release the collateral covered by the Individual Guaranty Pledge Agreement and agree that such Individual Guaranty Pledge Agreement shall be of no further force and effect. The Agent and each Bank, as applicable, agree, on or promptly after the Amendment Effective Date, to execute and deliver to the Borrowers and the Individual Guarantors, as applicable, such agreements, instruments and documents as such Persons may reasonably request, at the Borrowers' expense, in order to evidence the release of the collateral covered by the Individual Guaranty Pledge Agreement and redeliver such collateral in accordance with the written direction of the Individual Guarantors. The Agent and each Bank further agree that, upon delivery of the draft audited financial statements for the fiscal year ended December 31, 2002, certified (as to the consolidated statements, but not the consolidating statements) by Ernst & Young, LLP, consisting of a consolidated and consolidating balance sheet as of such fiscal year end, together with related statements of income, stockholder's equity and cash flows for such fiscal year end, all prepared in accordance with GAAP ("Draft Financial Statements"), then so long as no Default or Event of Default then exists, the Agent (for itself and each Bank) will release the Supplemental Cash Collateral promptly after its receipt, and satisfactory review of the Draft Financial Statements (which such Draft Financial Statements shall reflect the Required Net Income). The Agent and the Banks agree to, at Borrowers' expense, execute and deliver such agreements, instruments and documents as shall be necessary to further evidence and reconvey the Supplemental Cash Collateral. Loan Parties agree that failure to deliver the Draft Financial Statements by March 15, 2003, shall constitute an Event of Default.

          b. The Agent and each Bank, as applicable, agree that on the date on which the Loan Parties shall have satisfied the requirements of Section 8.1.20 of the Credit Agreement, so long as no Default or Event of Default then exists, the Individual Guaranties and the collateral covered by the Mortgage (it being understood and agreed among all parties that the Individual Guaranties and the Mortgage continue in full force and effect until such release) shall be and are released and the Agent and the Banks shall, at Borrowers' expense, execute and deliver such agreements, instruments and documents as shall be necessary to reflect such release. The parties agree that on and after the date of such release the following provisions of the Credit Agreement shall be of no further force and effect: (i) the proviso at the end of the first sentence of Section 8.2.8, (ii) the second sentence of Section 8.2.8, (iii) Section 9.1.17 and (iv) paragraph 15 of Exhibit 8.3.

     7.   Miscellaneous.

          a. Except as modified or provided herein or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Lender Parties of any of the their rights and remedies (including, without limitation, any of their rights or remedies as to, or any obligations owing to the Lender Parties of, any person who may be liable to the Lender Parties on account of any of the Obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Except as otherwise provided herein, each agreement, covenant, representation and warranty of each of the Loan Parties hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by such Loan Party.

          b. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents, and to pay or reimburse the Agent for all reasonable attorneys' fees and expenses incurred in connection therewith.

          c. Each Loan Party covenants, confirms and agrees that as security for the repayment of the Obligations of the Loan Parties under the Loan Documents, the Agent (for the ratable benefit of the Agent and the Banks) has, and shall continue to have, a continuing first priority, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, as set forth in the Security Agreement and the other Loan Documents, as applicable, subject to no Liens other than Permitted Liens. Each Loan Party acknowledges and agrees that nothing herein contained in any way impairs the Agent's existing rights and priority in the Collateral.

          d. Each of the Loan Parties hereby agrees to take all such actions and to execute and deliver (or caused to be executed and delivered) to agent all such agreements, instruments and documents as Agent may require to effectuate and implement the purposes of this Amendment and the other Loan Documents.

          e. Each of the Loan Parties, jointly and severally agrees to pay on demand, regardless of whether any Event of Default has occurred or whether any proceeding to enforce any Loan Document has been commenced, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel to the Agent) incurred by the Agent and Banks in connection with (a) the negotiation and preparation of this Amendment and the other Loan Documents, the administration and monitoring of this Amendment and the other Loan Documents and filing or recording instruments and documents in connection with this Amendment and the other Loan Documents, and (b) the collection of the Obligations and any and all other obligations of the Loan Parties to the Agent and Banks whether now existing or hereafter arising, or with the preservation and enforcement of their rights and remedies in connection with the Loan Documents. This covenant shall survive payment of the Obligations and termination of the Loan Documents.

          f. Each of the Loan Parties shall indemnify the Lender Parties and each of their respective officers, directors, agents, employees, attorneys, accountants, consultants, and controlling persons (each, an "Indemnitee"), and hold them harmless, from and against any and all liabilities, obligations, losses, taxes, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any Indemnitee in connection with or in any way relating to or arising out of this Amendment, the Credit Agreement, the other Loan Documents or the transaction contemplated hereby or thereby (including, without limitation, reasonable fees, expenses and disbursements of counsel); provided that no Loan Party shall be liable to any Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnitee (as finally determined by a court of competent jurisdiction).

          g. This Amendment, together with the Loan Documents, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof. The Credit Agreement (as modified by this Amendment) and the other Loan Documents may be amended, modified, waived, discharged or terminated only in accordance with the terms thereof.

          h. No failure to exercise nor any delay in exercising, on the part of the Lender Parties, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

          i. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          j. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Execution and delivery by facsimile shall bind each of the parties.

          k. This Amendment shall be binding upon and inure to the benefit of each of the Loan Parties and the Lender Parties and their respective successors and assigns, except that no Loan Party may assign or transfer its rights or obligations hereunder without the prior written consent of the Lender Parties.

          l. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          m. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary;

          n. The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

          o. For purposes of any action or proceeding involving this Amendment or the Loan Documents or any other agreement or document referred to therein, each of the Loan Parties hereby submit to the jurisdiction of all federal and state courts located in the State of New Jersey and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based on lack of personal jurisdiction, improper venue or forum non conveniens.

          p. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AMENDMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS.

                                    * * * *



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

               METROLOGIC INSTRUMENTS, INC., as a Borrower

                  /s/C.H. Knowles
               By:------------------------------------
               Name: C. Harry Knowles
               Title: Chairman and CEO



               ADAPTIVE OPTICS ASSOCIATES, INC., as a Borrower

                  /s/C.H. Knowles
               By:------------------------------------
               Name: C. Harry Knowles
               Title: Chairman and CEO



               MTLG INVESTMENTS, INC., as Corporate Guarantor

                  /s/C.H. Knowles
               By:-------------------------------------
               Name: C. Harry Knowles
               Title: President

               PNC BANK, NATIONAL ASSOCIATION, as Agent and a Bank


                  /s/Janeann Fehrle
               By:--------------------------------------
               Name:  Janeann Fehrle
               Title:  Vice President

EXHIBIT 99.2


                            NOTE PURCHASE AGREEMENT


                    NOTE PURCHASE AGREEMENT (this "Agreement") dated January 31, 2003 (the "Closing Date") by and among C. HARRY KNOWLES and JANET KNOWLES (each individually a "Purchaser", and individually and collectively, the "Purchasers") and METROLOGIC INSTRUMENTS, INC., a New Jersey corporation ("MLI"), ADAPTIVE OPTICS ASSOCIATES INC., a Delaware corporation ("AOA"), and MTLG INVESTMENTS, INC., a Delaware corporation ("MLTG", together with MLI and AOA, each individually a "Company", and individually and collectively, the "Companies"), on a joint and several basis.

                             W I T N E S S E T H:


                  WHEREAS, the Companies desire to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Companies, a 10% Secured Subordinated Note due January 31, 2008 (the "Note") in the aggregate principal amount of $4,260,000 for an aggregate purchase price of $4,260,000, having the rights and privileges set forth in the Note in the form and substance of Exhibit A hereto and which will be secured by all of the personal property assets of the Companies pursuant to a Security Agreement (the "Security Agreement"), a Pledge Agreement (the "Pledge Agreement") and an Intellectual Property Security Agreement (the "IP Security Agreement") and

                  WHEREAS, the Companies desire to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Companies, Common Stock Purchase Warrants for the purchase of 65,000 shares of MLI common stock (the "Warrants", together with the Note, collectively, the "Securities"), having the rights and privileges set forth in the Warrants in the form and substance of Exhibit B hereto.

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                  Capitalized terms used and not defined in this Agreement shall have the meanings assigned thereto in the Note.


                                  ARTICLE II
                    PURCHASE AND SALE OF NOTE AND WARRANTS

               Section 2.1.  Purchase and Sale of Note and Warrants.

                    (a) Concurrently with the execution and delivery of this Agreement, the Purchasers hereby purchase from the Companies, and the Companies hereby sell to the Purchasers, the Note in the aggregate principal amount of $4,260,000 for the payment of $4,260,000, along with the Warrants.

                    (b) Concurrently with the execution and delivery of this Agreement and the Note, the Companies are delivering, or causing to be delivered, to the Purchasers the following additional documents, each dated the date hereof, in form and substance satisfactory to the Purchasers, the execution and delivery of which are a condition to the Purchasers' obligations set forth in Section 2.1(a) above:

                         (i) Security Agreement.  The Security Agreement duly
executed by the Companies;

                         (ii) Pledge Agreement.  The Pledge Agreement duly
executed by the Companies.

                         (iii) Intercreditor and Subordination Agreement. An
Intercreditor and Subordination Agreement executed by PNC Bank, National Association, as agent (the "Agent") for the banks (the "Banks") under that certain Amended and Restated Credit Agreement dated July 9, 2002 among the Companies, the Banks and the Agent (as amended, the "Credit Agreement"), and acknowledged and agreed to by the Companies (the "Intercreditor Agreement");

                         (iv) Registration Rights Agreement and Warrants. The
Registration Rights Agreement (the "Registration Rights Agreement") and the Warrants duly executed by MLI;

                         (v) UCC Financing Statements.  UCC financing
statements, naming Purchasers as the secured parties and the Companies as the debtors (the "UCC Financing Statements");

                         (vi) IP Security Agreement.  The IP Security Agreement
duly executed by the Companies;

                         (vii) Opinion Letter.  Opinion of counsel to the
Companies, addressed to the Purchasers.

                         (viii) Authorization Documents. An officer's
certificate for each Company certifying to a copy of the resolutions of the directors of such Company authorizing such Company's execution, delivery and full performance of this Agreement, the Note, the other Financing Documents and all other documents and actions required hereunder, the certificate of incorporation and bylaws of such Company, and incumbencies for the officers of such Company who are authorized to execute this Agreement, the Note, the other Financing Documents and all other documents and actions required hereunder;

                         (ix) Release of Individual Guaranty. An irrevocable
release by the Agent on behalf of the Banks of that certain Continuing Agreement of Guaranty and Suretyship, dated as of January 8, 2001, by the Purchasers in favor of the Agent;

                         (x) Release of Individual Guaranty Pledge Agreement.
An irrevocable release by the Agent on behalf of the Banks of that certain Pledge Agreement, dated as of March 30, 2001, by the Purchasers in favor of the Agent for the benefit of the Banks, and of the property pledged to the Agent thereunder;

                         (xi) Release of Mortgage and Related Collateral
Documents. A release of that certain Mortgage and Security Agreement, dated as of January 8, 2001, by the Purchasers in favor of the Agent for the benefit of the Banks, along with releases or terminations of the Assignment of Rents and Leases, UCC financing statements and Non-Disturbance, Attornment and Subordination Agreement delivered in connection therewith;

                         (xii) Lease Agreement.  The lease agreement between
MLI and the Purchasers, duly executed and delivered by MLI;

                         (xiii) Amendment to the Credit Agreement.  An
amendment to the Credit Agreement to permit the transactions contemplated by this Agreement and the other Financing Documents;

                         (xiv) Payment of Fees and Expenses.  Payment to the
Purchasers of all of the Purchasers' legal fees and appraisal, title search and other out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement; and

                         (xv) Other Documents.  Such additional documents as
the Purchasers reasonably may request.

                    This Agreement, the Note, the Security Agreement, the Pledge Agreement, the IP Security Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Warrants, and the UCC Financing Statements are collectively referred to herein as the "Financing Documents."

               Section 2.2. Original Issue Discount. The Companies have determined that any original issue discount attributable, as a result of the delivery of the Warrants, to the Note is de minimus. The Purchasers and the Companies agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by the Financing Documents.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

               Section 3.1. Representations, Warranties and Agreements of the Companies. Each Company hereby makes, jointly and severally, the following representations and warranties to the Purchasers as of the date hereof:

                    (a) Organization and Qualification. Each Company is a corporation, duly organized, validly existing and in good standing under the laws of such Company's state of incorporation (as set forth in the preamble to this Agreement), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Financing Documents in any material respect, (y) have a material adverse effect on the results of operations, assets, or financial condition of such Company or (z) adversely impair in any material respect such Company's ability to perform fully on a timely basis its obligations under the Financing Documents (a "Material Adverse Effect").

                    (b) Authorization; Enforcement. Each Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Financing Documents, and otherwise to carry out its obligations under the Financing Documents. The execution and delivery of each of the Financing Documents by each Company, and the performance by each Company of its obligations thereunder, including, the issuance of the Warrants and the Shares of Common Stock issuable upon exercise of the Warrants, have been duly authorized by all requisite corporate action on the part of each Company, which actions have not been rescinded or otherwise modified. Each of the Financing Documents has been duly executed and delivered by each Company and constitutes the legal, valid and binding obligation of each Company enforceable against each Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                    (c) No Conflicts. The execution, delivery and performance of the Financing Documents by each Company and the consummation by each Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of any Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Companies is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                    (d) Consents and Approvals. No Company is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Company of the Financing Documents other than
(i) the filing of the UCC Financing Statements and the IP Security Agreement;
(ii) any filings which may be required to be made by a Company with the Securities and Exchange Commission, or state securities administrators subsequent to the date hereof, and (iii) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of any Company to effect the transactions contemplated by this Agreement free and clear of all liens and encumbrances of any nature whatsoever (the approvals referred to in clauses (i) and (ii) above, together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2(i), are hereinafter referred to as the "Required Approvals"). No Company has reason to believe that it will be unable to obtain the Required Approvals.

                    (e) Capitalization. Immediately prior to the effectiveness of this Agreement, 5,470,039 shares of common stock of MLI (the "Common Stock") will be issued and outstanding, no shares of Preferred Stock of MLI will be issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in Metrologic Instruments, Inc. 1994 Incentive Plan, there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of MLI.

                    (f) Shares Reserved. MLI has reserved 65,000 shares of Common Stock for issuance upon conversion of the Warrants. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved and, when issued in accordance with the Warrants, will be duly authorized, validly issued, fully paid, and nonassessable. The Warrants and the Common Stock issuable upon exercise, when issued, will be free of any liens or encumbrances created by MLI and, subject to the filing and acceptance of a Listing of Additional Shares Application on the Nasdaq National Market, such Common Stock will be entitled to be traded on the Nasdaq National Market.

                    (g) Registration Rights. MLI is not under any obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.

                    (h) Private Offering; Securities Compliance. Assuming (without any independent investigation or verification by or on behalf of any Company) the accuracy of the representations and warranties of Purchasers set forth herein, the offer and sale of the Note and the Warrants, and the Common Stock issuable upon exercise of the Warrants, are exempt from the registration requirements of the Securities Act and from registration and qualification under applicable state securities and blue sky laws. No Company nor any person acting on any Company's behalf has taken or will take any action which might subject the offering, issuance or sale of the Note or the Warrants, or the Common Stock issuable upon exercise of the Warrants, to the registration requirements of the Securities Act or to the registration and qualification requirements under applicable state securities and blue sky laws. Neither the registration of any security under the Securities Act, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the issuance, execution and delivery of the Note and the Warrants, and the issuance of the Common Stock upon exercise of the Warrants, in the manner contemplated hereunder.

                    (i) Suits. Except as set forth in Schedule 6.1.7 of the Credit Agreement, there are no actions, suits, proceedings, or claims pending or, to any Company's knowledge, threatened against any Company or any of their properties which, if adversely determined, would have a Material Adverse Effect on any Company or any of their operations or financial condition.

                    (j) Brokers. No Company has taken action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Company or the Purchasers relating to the Financing Documents or the transactions contemplated thereby.

                    (k) Tax Returns and Taxes. Each Company has filed all federal, state and local tax returns required to be filed and has paid all taxes, assessments and governmental charges and levies thereon, including interest and penalties, except where the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and no liens for taxes have been filed and no claims are being assessed by a governmental authority with respect to any taxes. The charges, accruals and reserves on the books of each Company with respect to taxes or other governmental charges are adequate.

                    (l) Use of Proceeds. The Companies shall use the proceeds of the sale of the Note for the general corporate purposes of the Companies, including repayment of indebtedness to United Technologies Optical Systems, Inc.

               Section 3.2. Representations and Warranties of Purchasers. Each Purchaser severally makes the following representations and warranties to the Companies as to such Purchaser only as of the date hereof:

                    (a) Organization; Authority. Such Purchaser is an adult individual and is sui juris, has the requisite legal power and authority to enter into and to consummate the transactions contemplated hereby and by the other Financing Documents to which such Purchaser is a party and to otherwise to carry out its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Purchaser and constitutes such Purchaser's valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                    (b) Investment Intent. Such Purchaser is acquiring the Securities for such Purchaser's own account, and not with a view to the resale or distribution of any part thereof, and without a present intention to distribute or resell such Securities in violation of applicable securities laws.

                    (c) Experience. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.

                    (d) Ability of Purchasers to Bear Risk of Investment; Accredited Investor. Such Purchaser is able to bear the economic risk of an investment in the Securities, at the present time, is able to afford a complete loss of such investment. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                    (e) Restricted Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act and therefore are "restricted securities" under the federal securities laws and that under such laws and applicable regulations, the Securities may be resold without registration under the Securities Act only in certain limited circumstances.

                    (f) Legend. It is understood that the shares of Common Stock issued upon exercise of the Warrants may bear the following legend: "The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as defined in Rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) pursuant to an effective registration statement for the securities under the Act; (ii) in compliance with Rule 144; or (iii) after receipt of an opinion of counsel reasonably satisfactory to Metrologic that such registration or compliance is not required as to said sale, offer or distribution."

                    (g) Access to Information. Such Purchaser acknowledges that such Purchaser has been afforded (i) the opportunity to ask such questions as such Purchaser has deemed necessary of, and to receive answers from, representatives of the Companies concerning the terms and conditions of the Securities and merits and risks of investing in the Securities; (ii) access to information about the Companies and the Companies' financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate such Purchaser's investment; and (iii) the opportunity to obtain such additional information which the Companies possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

                                  ARTICLE IV
                                   COVENANTS

               Section 4.1. Affirmative Covenants. Each Company covenants that from the date hereof and for so long as any portion of the Securities (or any amendment thereto or instrument issued in exchange therefor) shall remain outstanding, such Company will observe or perform each of the following unless such observance or performance is expressly waived by the Purchasers in writing:

                    (a) Corporate Existence. Such Company will maintain its corporate existence in good standing and remain qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary.

                    (b) Continuation of Business. Such Company will continue to conduct its business, in all material aspects, as conducted on the day hereof in compliance in all material respects with all applicable rules and regulations of applicable governmental authorities.

                    (c) Defense of Collateral. Each Company shall defend the Collateral (as defined in the Security Agreement) against all claims and demands of all persons or entities at any time claiming any interest therein other than holders of any Permitted Liens (defined below).

                    (d) Prompt Payment of Taxes; Delivery to Purchasers of Proof of Payment. Each Company shall promptly pay any and all taxes, assessments, and/or governmental charges upon the Collateral on the dates such taxes, assessments, and/or governmental charges are due and payable, except to the extent that such taxes, assessments, and/or charges are contested in good faith by such Company by appropriate proceedings and for which such Company is maintaining adequate reserves; provided that, to the extent any proceeds from the Note are used to fund any payroll, each Company shall pay when due and payable without exception and in full all federal, state and local withholding and other payroll taxes with respect to such payroll in its entirety. Upon request of the Purchasers, each Company shall deliver to the Purchasers such receipts and other proofs of payment as the Purchasers may request.

                    (e) Notice of Adverse Changes, Events of Default, Seizures and Institution of Litigation. Each Company shall immediately notify the Purchasers of: (i) any material changes in any Company's business, property, or financial condition, including, without limitation, any loss of or damage to any Collateral; (ii) the occurrence of any Event of Default; (iii) any seizure of the Collateral or any claims or alleged claims of third parties to the Collateral; and (iv) the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting any Company or any of the Collateral.

                    (f) Compliance with Laws. Each Company will operate its business (i) in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (ii) in material compliance with all other applicable laws, statutes, rules and regulations.

               Section 4.2.      Negative Covenants.

                    (a) Incurrence of Debt; Liens; Transfer of Assets to Subsidiaries. For so long as the Securities remain outstanding, no Company nor any subsidiary of a Company shall:

                         (i) Directly or indirectly create, incur, assume,
guarantee, or otherwise become or remain directly or indirectly liable with respect to, any indebtedness of any kind, other than (i) indebtedness under the Note, (ii) other indebtedness to the Purchasers; (iii) the Senior Debt; (iv) the United Technologies Debt; (v) for so long as the Senior Debt is outstanding, the indebtedness otherwise permitted pursuant to Section 8.2.1 of the Credit Agreement; and (vi) indebtedness to trade creditors in the ordinary course of business consistent with past practice;

                         (ii) Directly or indirectly create, incur, assume or
permit to exist any lien, pledge, charge or encumbrance on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable) whether now owned or held or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (defined below); or

                         (iii) Directly or indirectly transfer any of its
assets to any subsidiary of a Company other than MTLG and AOA.

As used herein, "Permitted Liens" means (i) liens granted under the Security Agreement; (ii) liens securing the Senior Debt; (iii) liens securing the United Technologies Debt; (iv) liens imposed by mandatory provisions of law such as materialmen's, mechanic's warehousemen's or judgment liens; (v) liens for taxes, assessments and governmental charges or levies imposed upon the Company or any subsidiaries or their income, profits or property, if the same are not yet due and payable or if the same are contested in good faith and as to which adequate reserves have been provided; (vi) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs or to secure the performance of letters of credits, bids, tenders, public or statutory obligations, surety, performance bonds and other similar obligations; and (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended and none of which is violated by existing or proposed structures or land use.

                                   ARTICLE V
                                 MISCELLANEOUS

               Section 5.1. Fees and Expenses. The Companies shall pay upon request, the reasonable fees and expenses of the Purchasers, including without limitation attorneys' fees, incident to the negotiation, preparation, execution, delivery and performance of the Financing Documents.

               Section 5.2. Entire Agreement. This Agreement, the Note and the other Financing Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

               Section 5.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a business day prior to 5:00 p.m. (Central Time), or the first business day following such receipt if received on a business day after 5:00 p.m. (Central Time); or (iii) upon receipt, when deposited with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Companies:          c/o Metrologic Industries, Inc.
                                       90 Coles Road
                                       Blackwood, NJ 08012-4683
                                       Attn: Nancy Smith, Esq.
                                       Fax:  (856) 228-0653

                  With copies to:
                                       Ballard Spahr Andrews & Ingersoll, LLP
                                       1735 Market Street, 51st Floor
                                       Philadelphia, PA 19103-7599
                                       Attention: Justin Klein, Esq.
                                       Fax: (215) 864-8999


         If to the Purchasers:         C. Harry Knowles and Janet H. Knowles
                                       425 East Linden Street
                                       Moorestown, New Jersey 08057
                                       Fax: (856) 234-5143


                  With copies to:
                                       Pepper Hamilton LLP
                                       3000 Two Logan Square
                                       Philadelphia, Pennsylvania 19103
                                       Attn:  Barry M. Abelson, Esq.
                                       Fax:  (215) 981-4750

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such person.

               Section 5.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Companies and by the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement or any other Financing Document shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

               Section 5.5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, except that, in connection with a transfer, in whole or in part, of the Note as provided therein, the Purchasers may assign their rights hereunder to any such transferee of the Note. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

               Section 5.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               Section 5.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to the principles of conflicts of law thereof.

               Section 5.9. Survival. The agreements, representations and warranties and covenants contained in this Agreement shall survive the delivery of the Notes pursuant to this Agreement.

               Section 5.10. Counterpart and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

               Section 5.11. Publicity. The Companies and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither any Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

               Section 5.12. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

               Section 5.13. Payment of Expenses. The Companies agree to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by any Purchaser in successfully enforcing any Financing Document, including without limitation in enforcing Section 5.14 below.

               Section 5.14. Indemnification. The Companies hereby agree to indemnify, defend and hold harmless each Purchaser and its respective heirs, legal representatives, successors and assigns ("Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and costs, including reasonable legal fees (collectively "Losses") (i) incurred as a result of the breach by any Company of any representation, covenant or other provision in any Financing Document; (ii) incurred as a result of entering into this Agreement;
(iii) incurred in enforcing this Section 5.14 or (iv) incurred involving a third-party claim and arising out of the acquisition, holding and/or enforcement by such Purchaser of any of the Financing Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                      METROLOGIC INSTRUMENTS, INC.

                               /s/T.E. Mills
                      By       -------------------------------
                               Name: Thomas E. Mills IV
                               Title: President

                      Address:
                      90 Coles Road
                      Blackwood, NJ 08012-4683



                      ADAPTIVE OPTICS ASSOCIATES INC.

                               /s/T.E. Mills
                      By       -------------------------------
                               Name: Thomas E. Mills IV
                               Title: Chief Operating Officer and Treasurer

                      Address:
                      Ten Wilson Road
                      Cambridge, MA 02138-1128




                      MTLG INVESTMENTS, INC.

                               /s/T.E. Mills
                      By       -------------------------------
                               Name: Thomas E. Mills IV
                               Title: Vice President

                      Address:
                      103 Springer Building
                      3411 Silver Side Road
                      Wilmington, DE 19810


                      /s/C. H. Knowles
                      -------------------------------
                      C. HARRY KNOWLES

                      /s/Janet Knowles
                      -------------------------------
                      JANET KNOWLES

EXHIBIT 99.3


THIS INSTRUMENT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS INSTRUMENT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), DATED AS OF JANUARY 31, 2003, AMONG PNC BANK, NATIONAL ASSOCIATION, AS THE AGENT FOR THE SENIOR LENDERS (AS DEFINED THEREIN),
C. HARRY KNOWLES AND JANET H. KNOWLES, TOGETHER AS THE SUBORDINATED LENDER, METROLOGIC INSTRUMENTS, INC., ADAPTIVE OPTICS ASSOCIATES, INC. AND MTLG INVESTMENTS, INC., AS THE LOAN PARTIES, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE LOAN PARTIES UNDER AND PURSUANT TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JULY 9, 2002, AND EACH "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PLEASE CONTACT THE COMPANIES, AT THEIR ADDRESS FOR NOTICES SET FORTH IN SECTION 17 HEREOF FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

               10% Secured Subordinated Note due January 31, 2008



$4,260,000                                                 January 31, 2003


                  FOR VALUE RECEIVED, each of METROLOGIC INSTRUMENTS, INC., a New Jersey corporation ("Metrologic"), ADAPTIVE OPTICS ASSOCIATES, INC., a Delaware corporation ("AOA"), and MTLG INVESTMENTS, INC., a Delaware corporation ("MTLG", together with Metrologic and AOA, each individually a "Company", and individually and collectively, the "Companies"), hereby jointly and severally promise to pay to the order of C. HARRY KNOWLES and JANET H. KNOWLES (collectively, the "Purchasers"), the principal sum of FOUR MILLION TWO HUNDRED SIXTY THOUSAND U.S. DOLLARS ($4,260,000), or such lesser principal sum as may be outstanding from time to time under this 10% Secured Subordinated Note (including all renewals, extensions or modifications hereof, this "Note"), plus any amount of interest capitalized pursuant to Section 1(b) hereof, plus interest on the unpaid principal balance at the interest rate and on the terms provided in this Note.

                  This Note is issued pursuant to that certain Note Purchase Agreement dated the date hereof by and among the Companies and the Purchasers (the "Note Purchase Agreement"), the terms and conditions of which are incorporated herein by this reference.

     Section 1. Interest Rate; Capitalization of Interest; Default Rate; Computation of Interest and Fees; Usury.

          (a) Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of ten percent (10%) per annum (the "Interest Rate").

          (b) To the extent any regularly scheduled payment of interest payable in accordance with Section 3 of this Note is withheld pursuant to the terms of the Intercreditor Agreement, any and all such outstanding interest shall be capitalized and added to the outstanding principal amount of this Note. For the purposes of this Note, any interest that has been capitalized hereunder shall thereafter be deemed to be included in the outstanding principal amount of this Note and shall not be deemed to be interest, unpaid or otherwise.

          (c) In addition to all other rights contained in this Note, upon the occurrence and during the continuance of an Event of Default (as defined herein), the unpaid principal balance of this Note shall bear interest at the Interest Rate plus three percent (3%) (the "Default Rate").

          (d) Interest and fees, if any, shall be computed on the basis of the actual number of days in the year for the actual number of days in the applicable period. Such computation determines the annual effective yield by taking that stated (nominal) rate for a year's period and then dividing said rate by the actual number of days in the year to determine the daily periodic rate to be applied for each day in the applicable period.

          (e) If at any time the effective Interest Rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective Interest Rate under this Note shall be the maximum lawful rate, and any amount received by the Purchasers in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, retuned to the Companies.

     Section 2.     Collateral Security.

          (a) This Note is secured by the security interests granted by the Companies to the Purchasers in the Collateral (defined below) under the Security Documents (defined below).

     Section 3.     Repayment Terms.

          (a) This Note shall be due and payable in consecutive monthly payments of principal of $35,500.00, plus monthly installments of interest, in arrears, on the principal amount outstanding during the immediately preceding month, commencing on February 28, 2003, and on the last Business Day of each month thereafter until fully paid.

          (b) In any event, all outstanding principal and accrued and unpaid interest shall be due and payable on January 31, 2008.

     Section 4.     Prepayments.

          (a) Optional Pre-Payment. Subject to the provisions of Section 6 hereof, any Company may, at its sole option, at any time and from time to time prepay the unpaid principal sum outstanding under this Note, without penalty or premium, in whole or in part, together with all accrued and unpaid interest to the date of such prepayment.

          (b) Mandatory Prepayment. The Companies shall make a prepayment of the unpaid principal sum outstanding under this Note, together with all accrued and unpaid interest to the date of such prepayment, in the amount of the Net Cash Proceeds received by any Company.

     Section 5.     Making of Payments; Application of Payments.

          (a) All payments under this Note shall be made without setoff, counterclaim or other deduction of any nature to the Purchasers at 425 East Linden Street, Moorestown, New Jersey 08057 (or at such other address notified in writing from time to time by the Purchasers to the Companies), in lawful money of the United States of America in immediately available funds.

          (b) Monies received by the Purchasers form any source for application toward payment of amounts due under this Note shall be applied first to accrued interest, and then to principal. If any payment received by the Purchasers under this Note is rescinded, avoided or for any reason returned by the Purchasers because of any adverse claim or threatened action, the returned payment shall remain payable as obligations of the Companies as though such payment had not been made.

     Section 6.     Intercreditor Agreement; Intended Third-Party Beneficiaries.

          (a) Notwithstanding anything to the contrary contained herein, the obligations evidenced hereby are subordinate and junior to the Senior Debt, and the Companies, for themselves and their respective successors and assigns, covenant and agree, and the Purchasers, by their acceptance hereof, likewise covenant and agree, that this Note (and all rights hereunder) shall be subject to the terms and provisions of the Intercreditor Agreement.

          (b) The Agent and the holders of the Senior Debt are the intended third party beneficiaries of Section 6(a) of this Note.

     Section 7.     Certain Definitions.

                  Capitalized terms used herein and not defined in this Section 7 or elsewhere in this Note shall have the meanings assigned thereto in the Note Purchase Agreement.

          (a) "Business Day" means any day that is not a Saturday, Sunday or legal holiday in the State of New Jersey.

          (b) "Capital Stock" shall mean any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          (c) "Change of Control" means (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than the Purchasers or their lineal descendents or trusts for the benefit of any of them (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of Metrologic or (B) shall obtain the power (whether or not exercised) to elect a majority of Metrologic's directors or
(ii) the Board of Directors of Metrologic shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of Metrologic on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of Metrologic is recommended by a majority of the then Continuing Directors, provided that notwithstanding anything in this definition to the contrary, the transfer of Capital Stock owned by either Purchaser upon their death shall not be deemed a Change of Control.

          (d) "Collateral" means all personal property and interests in personal property, tangible and intangible, now owned or hereafter acquired or created by any Company in or upon which a security interest or lien is granted to the Purchasers, whether pursuant to the Security Documents or otherwise, or to secure any Obligations.

          (e) "Credit Agreement" means the Amended and Restated Credit Agreement dated July 9, 2002 among the Companies, the financial institutions which are now or which hereafter become a party thereto and PNC Bank, National Association, as agent (together with any successor agents, the "Agent") for the lenders named therein, as amended and as may be amended, restated, modified or supplemented from time to time.

          (f) "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of January 31, 2003, among the Agent for the Senior Lenders (as defined therein), the Purchasers, together as the subordinated lender, and the Companies, as the Loan Parties, as may be amended, restated, modified or supplemented from time to time in accordance therewith.

          (g) "Net Cash Proceeds" means, with respect to any sale or other disposition of all or substantially all of any Company's assets or upon the merger of any Company, the gross cash proceeds received by any Company from such sale or merger less the sum of (i) all income taxes and other taxes assessed by a governmental authority as a result of such sale or merger and any other reasonable fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any indebtedness secured by a lien on any assets (or a portion thereof) sold, which indebtedness is required to be repaid in connection with any such sale.

          (h) "Obligations" shall have the meaning assigned thereto in the Security Agreement.

          (i) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          (j) "Securities Act" means the Securities Act of 1933, as amended.

          (k) "Security Documents" means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement and each other agreement or writing pursuant to which any Company purports to pledge or grant a security interest in any property or assets securing the Obligations or any Person purports to guaranty the payment and/or performance of any of the Obligations, as may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

          (l) "Senior Debt" means the "Senior Indebtedness" as defined in the Intercreditor Agreement.

          (m) "Senior Debt Event of Default" means an "Event of Default" as defined in the Credit Agreement.

          (n) "United Technologies Debt" means the indebtedness evidenced by certain Subordinated Promissory Note dated as of November 16, 2001 in the original principal amount of $11,000,000 payable by MTLG to United Technologies Optical Systems, Inc., a Delaware corporation.

          (o) "United Technologies Debt Event of Default" means an "Event of Default" as defined under the Subordinated Promissory Note evidencing the United Technologies Debt.

     Section 8.     Negotiability and Transferability; Replacement of Note.

          (a) This Note and any interest herein shall not be sold, assigned, pledged, hypothecated, negotiated, or otherwise transferred except in accordance with the Securities Act.

          (b) At the request of the Purchasers, upon receipt by the Companies of evidence satisfactory to them of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to them, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Companies of all reasonable expenses incidental thereto, the Companies will make and deliver a new Note of like tenor in lieu of this Note.

     Section 9.     Events of Default.

          (a) The occurrence of any of the following events shall be an Event of Default hereunder:

(i) The Companies shall fail to pay any principal or interest under this Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such failure, in the case of interest due, shall continue without remedy for three (3) Business Days;

(ii) The Companies shall fail to repay the Supplemental Cash Collateral Promissory Notes (as defined in the Credit Agreement) issued to the Purchasers promptly upon release of the Supplemental Cash Collateral (as defined in the Credit Agreement) by the Agent for the Senior Lenders;

(iii)    The occurrence of a Senior Debt Event of Default;

(iv)     The occurrence of a United Technologies Debt Event of Default;

(v) The Companies shall fail to observe or perform any covenant or agreement to be observed or performed by any Borrower pursuant to the terms of this Note (other than as set forth in subsection (i) above), or any other Financing Document and the same shall continue without remedy for a period of thirty (30) days of such breach;

(vi)     The occurrence of any Change of Control;

(vii) Any Company shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or substantially all of its property, (B) admit in writing its inability to pay its debt generally as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated bankrupt or insolvent, (E) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors or (F) take any action for the purpose of effecting any of the foregoing;

(viii) An order, judgment or decree shall be entered, without the application, approval or consent of the applicable Company, by any court of competent jurisdiction, approving a petition seeking reorganization of any Company or all or substantially all the assets of any Company, or appointing a receiver, trustee or liquidator of any Company, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days.

          (b)  Remedies.

(i) Upon the occurrence and during the continuance of an Event of Default under Section 9(a) (i), (ii), (iii) or (vi), the Purchasers may, upon written notice to the Companies, accelerate the maturity of this Note, whereupon this Note and all principal, accrued and unpaid interest and all amounts owing in respect of fees outstanding hereunder shall be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived;

(ii) Upon the occurrence and during the continuance of an Event of Default under Section 9(a)(iv) or (v), the maturity of this Note shall immediately and automatically be accelerated, and all principal, accrued and unpaid interest and all amounts owing in respect of fees outstanding hereunder shall be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived;

(iii) In all cases, upon the occurrence and during the continuance of an Event of Default, the Purchasers may proceed to protect and enforce their rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Purchasers, and the Purchasers may foreclose their security interests or liens against the Collateral; and

(iv) No remedy conferred hereunder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy under this Note, under the Security Agreement, at law, in equity or otherwise.

     Section 10.    Performance on Other than a Business Day.

                   If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment or action.

     Section 11.    Amendments and Waivers.

          (a) This Note may not be amended or otherwise modified without the prior written consent of the Purchasers and the Companies.

          (b) No waivers of any provision of this Note shall be valid unless in writing and signed by the Purchasers. No waiver by the Purchasers of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of the Purchasers in exercising any right, power, or remedy under this Note and the Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between any Company and the Purchasers shall operate as a waiver of any rights of the Purchasers.

     Section 12.    Companies' Waivers.

                  Each Company waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each Company agrees that the Purchasers may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any Collateral securing this Note, or with respect to any other Company or any other person liable under this Note or the Security Agreement, all without notice to or consent of each Company or each person who may be liable under this Note or any the Security Agreement and without affecting the liability of any Company or any person who may be liable under this Note or the Security Agreement.

     Section 13.    Successors and Assigns.

                  The provisions of this Note shall be binding upon and inure to the benefit of each Company, the Purchasers and their respective successors and permitted assigns; provided that no Company may assign this Note without the prior written consent of the Purchasers.

     Section 14.    Governing Law.

                  This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to its principles of conflicts of laws.

     Section 15.   Jurisdiction and Venue.

                  The Companies consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New Jersey, in any action on or relating to this Note.

     Section 16.   Waiver of Jury Trial and Punitive Damages.

                  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANIES BY EXECUTION HEREOF AND THE PURCHASERS BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PURCHASERS TO ACCEPT THIS NOTE.

                  THE COMPANIES AND THE PURCHASERS AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

     Section 17.   Notices.

         All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, faxed to the intended recipient at the facsimile number set forth below, or sent to the recipient by reputable express courier service or mailed by registered or certified mail (return receipt requested), postage and charges prepaid and addressed to the intended recipient as set forth below:

                           (a) if to any Company or the Companies collectively:

                                    c/o Metrologic Instruments, Inc.
                                    90 Coles Road
                                    Blackwood, NJ 08012-4683
                                    Attention: Nancy Smith, Esq.
                                    Fax:  (856) 228-0653

                                    with a copy to:


                     Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Floor
                                    Philadelphia, PA 19103-7599
                                    Attention: Justin Klein, Esq.
                                    Fax: (215) 864-8999

                           (b) if to the Purchasers:

                                    C. Harry Knowles and Janet H. Knowles 425
                                    East Linden Street Moorestown, New Jersey
                                    08057 Fax: (856) 234-5143

                                    with a copy to:

                                    Pepper Hamilton LLP
                                    18th & Arch Streets
                                    3000 Two Logan Square
                                    Philadelphia, PA 19103-2799
                                    Fax: 215-981-4750
                                    Attention: Barry M. Abelson, Esq.

                  All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by facsimile, on the date of such delivery, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (d) in the case of mailing, on the third (3rd) Business Day following such mailing.

                  IN WITNESS WHEREOF, an authorized representative of each Company has duly executed and delivered this Note on the date first written above.

                            METROLOGIC INSTRUMENTS, INC.

                                  /s/T.E Mills
                            By:   -----------------------------------
                                  Name: Thomas E. Mills IV
                                  Title: President

                            ADAPTIVE OPTICS ASSOCIATES, INC.

                                  /s/T.E. Mills
                            By:   -----------------------------------
                                  Name: Thomas E. Mills IV
                                  Title: Chief Operating Officer and Treasurer


                             MTLG INVESTMENTS, INC.

                                   /s/T.E. Mills
                             By:   -----------------------------------
                                   Name: Thomas E. Mills IV
                                   Title: Vice President

EXHIBIT 99.4

NEITHER THIS WARRANT NOR THE WARRANT SHARES (AS DEFINED HEREIN) ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          METROLOGIC INSTRUMENTS, INC.

                         COMMON STOCK PURCHASE WARRANT

Date of Issuance: January 31, 2003                (Void after January 31, 2013)

                  METROLOGIC INSTRUMENTS, INC., a New Jersey corporation (the "Company"), for value received, hereby certifies and agrees that C. Harry Knowles and Janet Knowles or their registered assigns (collectively, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or before the tenth (10th) anniversary of the Date of Issuance at not later than 5:00 p.m. (such date and time, the "Expiration Time") Sixty-Five Thousand (65,000) validly issued, fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at a purchase price equal to $10.41 per share, which number of shares shall be subject to adjustment from time to time pursuant to the provisions of this Warrant. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively. The term "Warrant" as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein. Each Warrant not exercised prior to the Expiration Time shall be deemed to have expired.

     1.   Exercise.

          (a) This Warrant may be exercised by the Registered Holder, in whole or in part, pursuant to the following mechanisms:

               (i) by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the "Notice of Exercise") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency as the Company may designate in writing (the "Company's Office"), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise; or

               (ii) by surrendering this Warrant, with a Notice of Cashless Exercise in the form of Annex B attached hereto (a "Cashless Exercise") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney-in-fact, at the Company's Office. Such presentation and surrender shall be deemed a waiver of the Registered Holder's obligation to pay the Exercise Price for the Warrant Shares. In the event of a Cashless Exercise, the Registered Holder shall exchange this Warrant for that number of shares of Common Stock equal to the number of Warrant Shares specified in such Notice of Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then current market value per share of Common Stock and the Exercise Price, and the denominator of which shall be the then current market value per share of Common Stock. For purposes of any computation under this Warrant, the then current market price per share of Common Stock at any date (the "Market Value") shall be deemed to be either (A) in the event the Common Stock is admitted to trading or listed on a national securities exchange or sold "over the counter," the average of the last reported sale price of the Common Stock for the twenty (20) consecutive trading days immediately preceding the date of the Cashless Exercise or, in case no such reported sales take place or are available, the average of the last reported bid and asked prices of such stock for the twenty (20) consecutive trading days immediately preceding, in either case on the principal national securities exchange or "over the counter" market on which such stock is admitted to trading or listed, or (B) in the event the Common Stock is not admitted to trading or listed on any national securities exchange, such reasonable fair market value, as shall be determined in good faith by the Board of Directors of the Company.

          (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (c) As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) hereof.

     2. Adjustments. The Exercise Price and the number of shares of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as follows:

          (a)  Weighted-Average Anti-Dilution Protection.

               (i) In the event the Company shall at any time or from time to time hereafter issue any shares of Common Stock or other securities, directly or indirectly, convertible into, exchangeable for or exercisable for shares of Common Stock, other than Excluded Stock (as defined herein) ("Additional Shares"), and otherwise than as provided in Sections 2(b), 2(c), or 2(d) hereof, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, then and in such event, the Exercise Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issuance, to a price calculated to the nearest whole cent determined by multiplying the then effective Exercise Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock, which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at the then effective Exercise Price, and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of Additional Shares so issued. Such adjustment shall be made successively whenever any Additional Shares are issued and shall become effective immediately after the Additional Shares are issued. For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully as-converted basis, as if all then outstanding securities exercisable for or convertible into Common Stock had been fully exercised or converted immediately prior to such issuance, but not including any shares of Common Stock issuable with respect to the exercise of this Warrant solely as a result of the adjustment to the Exercise Price resulting from the issuance of the Additional Shares causing the adjustment in question. No adjustment of the Exercise Price shall be made under this Section 2(a)(i) upon the issuance of any Additional Shares which are issued pursuant to the conversion of any convertible securities or the exercise of any warrants, options or other subscription or purchase rights therefor, to the extent any adjustment shall previously have been made pursuant to Section 2(a)(ii) or 2(a)(iii) hereof.

               (ii) In the event the Company shall issue any securities convertible into Common Stock and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less than the Exercise Price in effect immediately prior to the issuance of such convertible securities, then upon such issuance, such Exercise Price shall be adjusted as provided in Section 2(a)
(i) hereof on the basis that (x) all of the Additional Shares issuable upon the conversion of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities and (y) the aggregate consideration for such Additional Shares shall be deemed to be the consideration received by the Company for the issuance of such convertible securities plus the minimum consideration receivable by the Company for the issuance of such Additional Shares pursuant to the terms of such convertible securities. No adjustment of the Exercise Price shall be made under this
Section 2(a)(ii) upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, to the extent any adjustment shall previously have been made pursuant to Section 2(a)(iii) hereof.

               (iii) In the event the Company shall issue warrants, options or other rights to subscribe for or purchase any Additional Shares and the price per share for which Additional Shares may at any time thereafter be issuable pursuant to the terms of such warrants, options or other rights shall be less than the Exercise Price in effect immediately prior to the issuance of such warrants, options or other rights, then upon such issuance, such Exercise Price shall be adjusted as provided in Section 2(a)(i) hereof on the basis that (x) all of the Additional Shares issuable upon the exercise of all such warrants, options or other rights shall be deemed to have been issued as of the date of issuance of such warrants, options or other rights and (y) the aggregate consideration for such Additional Shares shall be deemed to be the consideration received by the Company for the issuance of such warrants, options or other rights plus the minimum consideration receivable by the Company for the issuance of such Additional Shares pursuant to the terms of such warrants, options or other rights.

               (iv) With respect to the issuance of any convertible securities convertible into Additional Shares or any warrants, options or other rights to subscribe for or purchase any Additional Shares which has resulted in an adjustment to the Exercise Price pursuant to this Section 2(a), to the extent the right to acquire shares of Additional Shares upon conversion or exercise of such securities or other rights expires or is terminated without such conversion or exercise having been effected, such adjustment to the Exercise Price shall be reversed to such extent.

               (v) In addition to any adjustment to the Exercise Price described in this Section 2(a), in the event of any such adjustment, the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to a number equal to the product of (x) the then effective number of Warrant Shares available for purchase upon exercise of this Warrant immediately prior to any such adjustment multiplied by (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to any such adjustment, and (2) the denominator of which shall be the Exercise Price in effect immediately following any such adjustment.

          (b) Stock Dividend, Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is increased or deemed increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased (but in no event shall the Exercise Price be decreased below the par value of the Common Stock issuable upon exercise of this Warrant) and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased, without payment of any additional consideration therefor, in proportion to such increase in outstanding shares (on a fully diluted basis).

          (c) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the record date fixed for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock, issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

          (d) Reorganizations, Consolidations, Etc. In the event, at any time after the date hereof, of any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of or conversion of the capital stock of the Company as amended from time to time) or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (any such transaction, an "Extraordinary Transaction"), then this Warrant shall be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock, deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon exercise of this Warrant would have been entitled to receive upon such Extraordinary Transaction if this Warrant had been exercised immediately prior thereto. The provisions of this Section 2(c) shall similarly apply to successive Extraordinary Transactions. If the per-share consideration payable to the Registered Holder for shares in connection with any Extraordinary Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board of Directors of the Company. In all events, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the Extraordinary Transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (e)  Excluded Stock. "Excluded Stock" shall mean:

               (i) Common Stock issuable upon the exercise of any warrant outstanding prior to the date hereof or issued as of the date hereof, including, without limitation, this Warrant;

               (ii) Common Stock issued to directors, officers, employees, consultants and advisors who provide bona fide services to the Company, pursuant to any grants, options to purchase or rights to subscribe for such Common Stock granted pursuant to any award, option or rights plan, agreement or arrangement approved by the Board of Directors of the Company;

               (iii) Stock issued in transactions described in Section 2(b),
(c) or (d) hereof; or

               (iv) Securities issued pursuant to the acquisition of another corporation, partnership, company, joint venture, trust or other entity by the Company by merger, consolidation, stock acquisition, reorganization, or otherwise whereby the Company, or its stockholders or record immediately prior to the effectiveness of such transaction, directly or indirectly own at least a majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction.

          (f) Calculations. All calculations under this Section 2 shall be made to the nearest cent ($.01) or to the nearest share, as the case may be.

          (g) Certificate as to Adjustments. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted as provided in this Section 2, the Company shall file, at its principal office, at the office of the transfer agent for the Common Stock, if any, or at such other place as may be designated by the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price or the number of Warrant Shares that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to the Registered Holder at such Registered Holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance.

          (h) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, the Board of Directors of the Company shall make an appropriate adjustment to the Exercise Price and the number of Warrant Shares as to protect the rights of the Registered Holder; provided that no such adjustment shall increase the Exercise Price and decrease the number of Warrant Shares, except as otherwise determined pursuant to this Section 2.

     3. Shares to be Fully Paid; Reservation of Shares; Free of Preemptive Rights. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company represents that this Warrant and any shares of Common Stock issuable upon exercise hereof will be issued free and clear of preemptive rights, rights of first refusal or similar rights entitling others to purchase such securities other than contractual rights imposed by the Registered Holder.

     4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Company's Common Stock which would be issuable upon exercise of this Warrant.

     5.   Requirements for Transfer.

          (a) Transfer. Subject to the provisions of this Section 5 and the restrictions on transfer under the Securities Act and applicable state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the "Assignment") at the principal office of the Company.

          (b) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Section 5, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     7.   Notices of Record Date, Etc. In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

     8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

     9. Mailing of Notices, Etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be delivered by (i) courier, certified mail or hand delivery or (ii) facsimile, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing and will be deemed to have been delivered upon receipt. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be delivered by (i) courier, certified mail or hand delivery or (ii) facsimile,, to the Company at its principal office set forth below and will be deemed to have been delivered upon receipt. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

     10. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     11. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     12. Governing Law. This Warrant shall be governed by and construed in accordance with the domestic substantive laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.



          IN WITNESS WHEREOF, METROLOGIC INSTRUMENTS, INC. has caused this Warrant to be signed by its duly authorized officer under its corporate seal and to be dated on the day and year first written above.


                          METROLOGIC INSTRUMENTS, INC.

                                                     /s/T. E. Mills
                                            By:      -------------------------
                                                     Name: Thomas E. Mills IV
                                                     Title: President

EXHIBIT 99.5

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated January 31, 2003 between METROLOGIC INSTRUMENTS, INC., a New Jersey corporation (the "Company"), and C. HARRY KNOWLES and JANET KNOWLES (collectively referred to herein as a "Purchaser" and the "Purchasers").


                              W I T N E S S E T H:


         WHEREAS, pursuant to that certain Note Purchase Agreement by and between the Company and the Purchasers (the "Note Purchase Agreement"), the Company desires to issue and to sell to the Purchasers and the Purchasers desire to purchase, subject to the terms and conditions set forth therein, that certain 10% Secured Subordinated Note due January 31, 2008 in an aggregate amount of $4,260,000 (the "Note");

         WHEREAS, pursuant to the terms of, and in partial consideration for Purchasers' agreement to enter into the Note Purchase Agreement, the Company has agreed to issue Warrants (the "Warrants") exercisable for shares ("Warrant Shares") of the Company's common stock, $0.01 par value (the "Common Stock");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Note Purchase Agreement, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Warrant Shares and certain other rights and remedies with respect to the Warrants as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Note Purchase Agreement and this Agreement, the Company and the Purchasers agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Settlement Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Holder" and "Holders" shall mean Purchasers and any permitted transferee of Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

         "Qualifying Request" shall mean a request of one or more Holder to register in the aggregate at least 85% of the Registrable Securities outstanding as of the date of the request or a lesser percentage in the event that the anticipated aggregate offering price would exceed $1,000,000.

         "Registrable Securities" shall mean: (a) the Warrant Shares issued or issuable to each Holder or its permitted transferee or designee upon exercise of the Warrants, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Warrant Shares; (b) any securities issued or issuable to each Holder upon the exercise or exchange of any Warrants or Warrant Shares; and (c) any other security of the Company issued as a dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act or which have been sold in private transactions in which the transferor's right under this Agreement are not assigned.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement other than Selling Expenses, including, without limitation, registration and filing fees, printing and reproduction expenses, fees and disbursement of counsel for the Company, blue sky fees and expenses, messenger and delivery expenses, the expenses of any special audits or "comfort letters" incident to or required by any such registration and any fees and disbursements of underwriters customarily paid by issuers or seller of securities, but excluding Selling Expenses.

         "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale, and all fees and expenses of counsel for Purchaser.

2.   Registration Procedures.

     (a) Demand Rights. If the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act with respect to Registrable Securities then outstanding, then the Company shall, subject to the limitations of Section 2(c) below, use its best efforts to, as soon as practicable, but in any event within 60 days after receipt of such Qualifying Request, prepare and file a registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The Company shall be obligated to effect only one (1) registrations pursuant to this Section 2(a).

     (b) If Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Holders shall select the managing underwriter or underwriters in such underwriting, such underwriter(s) to be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by Holders; provided, however, that none of the Purchasers shall be required to make any representations or warranties or provide indemnification except as relates to such Purchaser's ownership of shares and authority to enter into the underwriting agreement and to such Purchaser's intended method of distribution, and the liability of such Purchaser shall be limited to an amount equal to the net proceeds from the offering received by such Purchaser. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Holders and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated pro rata according to the number of Registrable Securities held by each such Holder, but only after all shares that are not Registrable Securities are excluded from such offering. In the event the number of Registrable Securities requested to be registered under Section 2(a) is limited by eighty five percent (85%) or more, the registration of such remaining shares of Registrable Securities not so limited shall not be deemed to have been registered pursuant this Section 2.

     (c) Notwithstanding the foregoing provisions of Sections 2(a) and 2(b), if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction or series of pending transactions and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities solely for cash other than (i) a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8; or (ii) a registration on Form S-4, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with the notice provisions of this Agreement, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company and its underwriters shall allocate the number of Registrable Securities requested to be registered by each of the Holders as follows: (i) first, to the Company; (ii) second, to the Holders of Registrable Securities that have elected to participate in such offering, pro rata according to the number of Registrable Securities held by each such Holder; provided, however, that in no event shall the number of Registrable Securities to be registered be reduced to less than twenty percent (20%) of the total number of shares to be registered pursuant to such registration without the consent of the Holders. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, for a period of two (2) years from the date of the Registration Statement, or upon such earlier date as the Holder has disposed of all of the securities covered by the Registration Statement; provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

     (e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

     (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

     (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective,
(ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

     (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

     (j) Furnish, at the request of any Purchaser requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchasers requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchasers requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

     (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

     (l) Permit a single firm of counsel experienced in such matters selected by the participating Holders, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and the Company shall take comments of such counsel into reasonable consideration prior to filing of the Resale Registration Statement and all amendments and supplements thereto.

     (m) Cause all Registrable Securities covered by the Resale Registration Statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

5. "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder for a period commencing on the date that such Holder receives notice of the Company's intent to file a registration statement under the Securities Act, other than (a) registration statements on Form S-8 (or any successor or similar form) relating to employee benefit plans, or (b) registration statements on Form S-4 (or any successor or similar form) relating to corporate reorganizations or other transactions under Rule 145 of the Securities Act, (but in no case earlier than thirty (30) days prior to the date of the filing of the applicable registration statement) and continuing for the period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements. Notwithstanding the foregoing, Purchaser shall have no obligations under this
Section 5: (a) in respect of a private placement by Purchaser of any Common Stock (or other securities) of the Company to the extent that such private placement occurs prior to the filing of the applicable registration statement,
(b) from and after the date that Purchaser's registration rights granted hereunder have terminated in their entirety.

6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder or Holders that requested such registration.

7.   Indemnification and Contribution.

     (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder (including the heirs, representatives, employees, officers and directors of Purchaser) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in the Resale Registration Statement or any prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Holder furnished in writing to the Company by such Holder expressly for use in the Resale Registration Statement.

     (b) To the extent permitted by law, each Holder shall indemnify and hold harmless the Company and its respective directors, officers, employees and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in the Resale Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with any information concerning such Holder furnished in writing to the Company by such Holder specifically for use in the preparation of the Resale Registration Statement or prospectus; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by the Holders in the offering to which the Resale Registration Statement or prospectus relates.

     (c) Each Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same,
(ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent (other than in the case where the Indemnifying Party is unconditionally released from liability and its rights are not adversely effected), which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 7 from the Indemnifying Party pursuant to applicable law is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

8. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the registration statement covering the shares of Common Stock and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which, in the reasonable opinion of counsel to the Company, violates applicable securities law.

9. Assignment. The rights of Purchaser pursuant to this Agreement may only be assigned by Purchaser to a transferee or assignee of Registrable Securities who delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the terms of this Agreement to the same extent as if such transferee or assignee was a party hereto. Purchaser shall give written notice to the Company of his or her intent to assign this Agreement at least ten (10) days prior to such assignment and shall provide to the Company the name and address of such assignee.

10.  Miscellaneous.

     (a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

                           to the Company:

                                    Metrologic Industries, Inc.
                                    90 Coles Road
                                    Blackwood, NJ 08012-4683
                                    Attn: Nancy Smith, Esq.
                                    Fax:  (856) 228-0653

                                    With copies to:

                     Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Floor
                                    Philadelphia, PA 19103-7599
                                    Attention: Justin Klein, Esq.
                                    Fax: (215) 864-8999
                           to the Purchasers:

                                    C. Harry Knowles and Janet Knowles 425 East
                                    Linden Street Moorestown, New Jersey 08057
                                    Fax: (856) 234-5143

                                    with copies to:

                                    Pepper Hamilton LLP
                                    3000 Two Logan Square
                                    18th & Arch Streets
                                    Philadelphia, PA 19103
                                    Attn:  Barry M. Abelson, Esq.
                                    Phone:  (215) 981-4282
                                    Fax:    (215) 981-4750

         Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date and recipient facsimile number or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     (b) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (c) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. This Agreement shall not be effective unless and until it has been signed by each of the Parties hereto.

     (d) Entire Agreement. This Agreement, together with the Note Purchase Agreement, the Note, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified, amended or terminated except by a written agreement signed by both parties.

     (e) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

     (f) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 METROLOGIC INSTRUMENTS, INC.


                                     /s/T.E. Mills
                                  By:---------------------------------
                                  Name:    Thomas E. Mills IV
                                  Title:   President


                                  PURCHASERS:


                                   /s/ C. H. Knowles
                                  --------------------------------------
                                  C. HARRY KNOWLES


                                   /s/ Janet Knowles
                                  --------------------------------------
                                  JANET KNOWLES

EXHIBIT 99.6

                                PROMISSORY NOTE
                                PAYOFF AGREEMENT

THIS AGREEMENT, entered into this 13th day of January, 2003 by and between MTLG Investments, Inc. located at c/o Metrologic Instruments, Inc., 90 Coles Road, Blackwood, New Jersey (hereinafter Debtor) and United Technologies Optical Systems, Inc. located at One Hamilton Road, Windsor Locks, CT (hereinafter Holder), both of the foregoing hereinafter referred to as the Parties.

WHEREAS, Debtor executed a promissory note dated November 16, 2001 (the "Note") to the benefit of Holder in the amount of Eleven Million Dollars ($11,000,000) with interest at the rate of Ten Percent (10%) per annum; and

WHEREAS, the Note provides for the payment by Debtor of principal in 4 payments by March 31, 2005; and

WHEREAS, the Debtor and the Holder have reached an agreement for the accelerated payment of the Note for and in consideration of the discounting of the principal due thereunder.

NOW THEREFORE, the parties hereto agree as follows:

1. Debtor hereby agrees to make the following principal payments and Holder hereby agrees to accept said payments as and for complete payment and satisfaction of the Note:

         1.1. Debtor shall make principal payments (each a "Payment") to Holder in US Dollars and in good and immediately available funds as follows:

                  a. Five Million Dollars ($5,000,000) on January 31, 2003, or within five (5) calendar days thereafter; or, if Debtor fails to make such Payment by January 31, 2002, Five Million Two Hundred Thousand Dollars ($5,200,000) on February 28, 2003 or within five (5) calendar days thereafter; and

                  b. Three Million Eight Hundred Thousand $3,800,000 on or before April 1, 2003.

         1.2. Debtor agrees to make payment of any and all accrued interest under the Note simultaneous with the final principal Payment due hereunder.

2. Debtor shall also, simultaneously with or prior to the first Payment, deliver to Holder, all reasonably necessary documentation from the Senior Lenders, as defined in that certain Amended and Restated Intercreditor Agreement dated February 2, 2001 (the "Intercreditor Agreement"), among PNC Bank, National Association, as Agent for the Senior Lenders, Holder, C. Harry Knowles and Janet Knowles, Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and Debtor, that the Senior Lenders have authorized said Payments and have waived and forever relinquished any and all rights, remedies and legal actions of any nature whatsoever which they would otherwise be entitled to as a means to prevent the Payments, the receipt and acceptance of said Payments, or the recovery of all or any portion of said Payments from Holder, pursuant to the Intercreditor Agreement or pursuant to any rights and remedies they may have at law or in equity.

3.       Upon the receipt of Payment in full pursuant to Section 1.1 hereof,
         (i) all obligations of Debtor to Holder under the Note shall be deemed satisfied; (ii) Holder shall have waived and relinquished any and all rights, remedies and legal actions of any nature whatsoever which it would otherwise be entitled to employ in order to enforce the obligation of Debtor under the Note; and (iii) Holder shall execute and deliver to Debtor a Cancellation of the Note and all additional documentation reasonably required to evidence the satisfaction and payment in full of all Debtor's obligations under the Note.

4. In the event any of the payments set forth in Section 1.1 above are not paid pursuant to the terms of this agreement, this agreement shall immediately terminate without any further act of the parties, the Note shall remain unchanged and in full force and effect and any Payments previously made by Debtor shall be forever retained by the Holder as and for its own account and applied by Holder against Debtor's obligations under the Note.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



   MTLG Investments, Inc.             United Technologies Optical Systems, Inc.

   By: /s/C.H. Knowles                By:/s/William E. Rosenthal
      --------------------               -----------------------

   Name:C. Harry Knowles              Name:William E. Rosenthal
   -----------------------            --------------------------

   Title: President                   Title:  Assistant Secretary
   ------------------------           ---------------------------

Exhibit 99.7

                   INTERCREDITOR AND SUBORDINATION AGREEMENT

         This INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement") is entered into as of January 31, 2003, among PNC Bank, National Association in its capacity as Agent (the "Agent") for the holders of the Senior Indebtedness (the "Senior Lenders"), C. Harry Knowles and Janet Knowles (together, "Subordinated Lender"), Metrologic Instruments, Inc., a New Jersey corporation ("Metrologic"), Adaptive Optics Associates, Inc., a Delaware corporation ("Adaptive") (Metrologic and Adaptive collectively the "Borrowers" and individually each a "Borrower") and MTLG Investments, Inc., a Delaware corporation ("MTLG Investments") (the Borrowers and MTLG are each sometimes referred to herein as a "Loan Party" and collectively as the "Loan Parties").

                                    RECITALS

          A. The Loan Parties, the Senior Lenders and the Agent have entered into an Amended and Restated Credit Agreement, dated as of July 9,2002 (as the same has been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), on the terms and subject to the conditions of which Senior Lenders have agreed to make revolving credit loans, term loans and other financial accommodations to the Borrowers.

          B. Subordinated Lender may from time to time make loans and other financial accommodations to the Loan Parties.

          C. The incurrence of the Subordinated Indebtedness by the Loan Parties will constitute an Event of Default under and as defined in the Credit Agreement unless the Subordinated Indebtedness is subject to the terms and provisions of this Agreement.

         NOW THEREFORE, the parties hereto hereby agree as follows:

     1.   Recitals and Definitions.

          1.1 Recitals. The Recitals set forth above are acknowledged by the parties hereto to be true and correct and are incorporated herein by this reference.

          1.2 Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. As used herein, the following tents shall have the following meanings:

                           Approved Terms shall have the meaning set forth in
         Section 2.2 hereof.

                           Collateral shall mean all the Loan Parties' property and interests in property that now or hereafter secures the Senior Indebtedness.

                           Person shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof), or any other entity.

                           Proceeding shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any one or more of the Loan Parties or any of their respective properties (including, without limitation, any such proceeding under Title 11 of the United States Code).

                           Senior Default shall mean any occurrence of any Potential Default or Event of Default under and as defined in the Loan Documents.

                           Senior Default Notice shall mean a written notice from the Agent to the Loan Parties and the Subordinated Lender of the occurrence of a Senior Default.

                           Senior Indebtedness shall mean the Obligations, together with all accrued and unpaid interest and fees thereon, including all interest and other amounts which accrue or are incurred during the pendency of any Proceeding, whether or not allowed in such Proceeding, all liabilities of the Borrowers to Senior Lenders pursuant to any Interest Rate Protection Agreement, Hedge Agreement and all other Indebtedness now or at any time hereafter evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of the Obligations.

                           Senior Lenders shall mean collectively and Senior Lender shall mean separately the holders of the Senior Indebtedness.

                           Subordinated Collection Action shall mean (a) any acceleration of any Subordinated Indebtedness, (b) to file or initiate, or to join with other Persons in filing or initiating, a Proceeding against any Loan Party, (c) any judicial proceeding or other action initiated or taken by Subordinated Lender, whether or not in concert with other Persons, against any Loan Party to collect any Subordinated Indebtedness or otherwise to enforce any rights or remedies of Subordinated Lender under the Subordinated Instruments or applicable law with respect to the Subordinated Indebtedness; or (d) any other exercise by Subordinated Lender of remedies, either at law or in equity, pertaining to the collection of any Subordinated Indebtedness.

                           Subordinated Default shall mean any occurrence permitting the Subordinated Lender to accelerate the payment of all or any portion of the Subordinated Indebtedness.

                           Subordinated Default Notice shall mean a written notice from the Subordinated Lender to the Loan Parties and the Agent of the occurrence of a Subordinated Default.

                           Subordinated Indebtedness shall mean all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Loan Party under, in connection with, or evidenced by the Subordinated Instruments, including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not allowed in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability, and (v) any other monetary obligation.

                           Subordinated Instruments shall mean, collectively, all agreements, documents and instruments evidencing the subordinated loan that is described in the term sheet attached hereto as Exhibit A, and any other agreements, instruments and documents at any time hereafter entered into or delivered in connection with any replacement, substitution, refunding, renewal or refinancing of or for all or any part of the Subordinated Indebtedness (to the extent permitted hereunder).

                           Subordinated Lender shall have the meaning ascribed thereto in the preamble.

     2. Subordination of the Subordinated Indebtedness to Senior Indebtedness and the Junior Subordinated Indebtedness to the Subordinated Indebtedness; Lien Priorities: Release of Shared Collateral; Certain Provisions with Respect to Collateral.

          2.1 Subordination. Upon the terms and subject to the conditions contained in this Agreement, the payment of any and all of the Subordinated Indebtedness is expressly subordinated to the indefeasible payment in full in cash of the Senior Indebtedness and, notwithstanding the date, manner, or order of grant, attachment, or perfection of the Liens in the Collateral granted to the Senior Lenders, on one hand, and the Subordinated Lender, on the other hand, and notwithstanding any provision of the applicable state's Uniform Commercial Code, or any other applicable law or decision or any other circumstance whatsoever, the Subordinated Lender agrees that: (i) the Senior Lenders have and shall have a first and prior lien and security interest in the Collateral and all proceeds thereof to secure the Senior Indebtedness; and (ii) any Lien on the Collateral now or hereafter held by the Subordinated Lender to secure the Subordinated Indebtedness regardless of how acquired, whether by grant, statute, or operation of law, is and shall be junior and subordinate to all Liens in the Collateral held by any Senior Lenders to secure the Senior Indebtedness.

               2.1(A) Release of Shared Collateral. The Subordinated Lender shall release the Subordinated Lender's Liens in the Collateral (and shall execute and deliver to the Loan Parties or Senior Lenders such termination statements, releases, and other documents as the Loan Parties or Senior Lenders may request to confirm such release) upon any of the following events:

           (i) concurrently with the closing of a sale by any Loan Party of any of the Collateral to which sale the Senior Lenders have consented provided that the proceeds from such sale are to be applied in accordance with the provisions of the Loan Documents.

           (ii) Upon any sale or other disposition of Collateral by the Senior Lenders in accordance with the provisions of any of the Loan Documents or applicable law or the transfer of any Collateral to Senior Lenders in lieu of foreclosure.

          2.2 Restrictions on Payments. Notwithstanding any provision of the Subordinated Instruments to the contrary and in addition to any other limitations set forth herein or therein, except as expressly permitted under this Section 2.2, the Subordinated Lender hereby agrees that the Subordinated Lender will not ask, demand, sue for, take, receive, accept or retain, directly or indirectly, including by exercise of any right of set-off or recoupment, any payment of principal, interest, fees or any other amount due with respect to the Subordinated Indebtedness, until all of the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated; provided, that notwithstanding the foregoing, but subject in all respects to the other terms and provisions hereof, the Subordinated Lender may accept from the Loan Parties, when due on a non-accelerated basis, (A) regularly scheduled payments of (i) current accrued and unpaid interest on the Subordinated Indebtedness owing to it at a rate not in excess of 10% per annum in accordance with the terms of the Subordinated Instruments as in effect on the date hereof (as more fully described in the term sheet attached hereto as Exhibit A (the "Approved Terms")); and (ii) principal of the Subordinated Indebtedness in accordance with the Approved Terms; (B) any amounts an account of interest or principal which were previously deferred pursuant to the terms hereof; and (C) fees, charges and expenses of the Subordinated Lender required to be paid or reimbursed by the Loan Parties, pursuant to the terms of the Subordinated Instruments, but only to the extent that prior to the making of any such payment contemplated by this Section, the Loan Parties shall have delivered to the Senior Lenders a certification that, after giving effect to any such proposed payment, no Senior Default shall exist; provided, further, that no such payment shall be taken, received, accepted or retained by the Subordinated Lender from and after the date that the Subordinated Lender receives from the Agent a copy of a Senior Default Notice and until the date the Senior Default that is the subject of such Senior Default Notice is cured by the Loan Parties (to the extent that such Senior Default is curable and such cure is expressly permitted under the Loan Documents) or waived by the Senior Lenders, and the Senior Lenders have expressly acknowledged the effectiveness of such cure or waiver in writing to the Loan Parties or the Subordinated Lender.

          2.3 Proceedings. In the event of any Proceeding, (a) all Senior Indebtedness first shall be indefeasibly paid in full in cash before any payment of or with respect to the Subordinated Indebtedness shall be made; (b) any payment or other value which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Credit Agreement) until all Senior Indebtedness is indefeasibly paid in full, and the Subordinated Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution; (c) the Subordinated Lender agrees to execute and deliver to Agent all such further instruments requested by Agent confirming the authorization referred to in the foregoing clause (b); (d) the Subordinated Lender agree (i) not to waive, release or compromise any claim of the Subordinated Lender in respect of the Subordinated Indebtedness without the prior written consent of the Agent and (ii) to take all actions as the Agent reasonably may request in order to enable the Agent to enforce all claims upon or in respect of the Subordinated Indebtedness for the benefit of the Senior Lenders and (e) the Subordinated Lender agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness for the benefit of the Senior Lenders within at least twenty (20) Business Days prior to any claims bar date in a Proceeding of any of the Loan Parties, and if the Subordinated Lender fails to so act within such period, the Agent shall be, and hereby irrevocably is, authorized, empowered and appointed the agent and attorney-in-fact of Subordinated Lender to take all such actions to execute, verify, deliver and file such proofs of claim.

          2.4 Incorrect Payments. If any payment not permitted under Section
2.2 is received by the Subordinated Lender on account of the Subordinated Indebtedness before all Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, such payment shall not be commingled with any asset of the Subordinated Lender and shall be held in trust by the Subordinated Lender for the benefit of the Senior Lenders, and shall be paid over to the Agent for application (in accordance with the Credit Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated.

          2.5 Sale; Transfer. The Subordinated Lender shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless, prior to the consummation of any such action, the transferee thereof executes and delivers to the Agent an agreement substantially identical to this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Lender as provided in Section 9 below.

          2.6 Legends. Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, each of the Subordinated Instruments at all times shall contain in a conspicuous manner the following legend:

                           "The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Intercreditor and Subordination Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), dated as of January 31, 2003, among PNC Bank, National Association, as the Agent for the Senior Lenders (as defined therein), C. Harry Knowles and Janet Knowles, together as the Subordinated Lender, Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and MTLG Investments, Inc., as the Loan Parties, to the indebtedness and other liabilities owed by the Loan Parties under and pursuant to the Amended and Restated Credit Agreement, dated as of July 9, 2002, and each "Loan Document" (as defined therein), and each holder hereof, by its acceptance hereof, acknowledges and agrees to be bound by the provisions of the Intercreditor Agreement."

          2.7 Restriction on Action by Subordinated Lender and Junior Subordinated Lender.

     (a) Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, and notwithstanding anything contained in the Subordinated Instruments, the Credit Agreement or the Loan Documents to the contrary, the Subordinated Lender shall not enforce any provision contained in the Subordinated Instruments the effect of which is to, and the Subordinated Lender shall not agree to or permit any amendment or modification of, or supplement to, the Subordinated Instruments as in effect on the date hereof, the effect of which is to modify any of the Approved Terms. Without limiting the generality of the foregoing, the Subordinated Lender shall not agree to or permit any amendment or modification of, or supplement to, the Subordinated Instruments as in effect on the date hereof, the effect of which is (i) increase the rate of interest on or fees payable in respect of the Subordinated Indebtedness, (ii) require any principal payments of the Subordinated Indebtedness prior to the time otherwise due in accordance with the Approved Terms, (iii) shorten the final maturity date of the Subordinated Indebtedness, (iv) increase the principal amount of the Subordinated Indebtedness, (v) otherwise than as currently contemplated by the Approved Terms, secure the Subordinated Indebtedness with the grant of any security interests, mortgage liens or other collateral assignments on the property of any Loan Party or any Guarantor, or (vi) make the covenants and events of default contained in the Subordinated Instruments more restrictive than those described in the Approved Terms. For sake of clarity, at no time shall the Subordinated Indebtedness be secured by any collateral other than the Collateral or any guaranty or surety agreement other than a guaranty or surety agreement executed by a Loan Party.

     (b) The Subordinated Lender shall not take any Subordinated
         Collection Action, upon the occurrence and during the continuance of a Subordinated Default or otherwise, until the earliest to occur of any of the following:

(i) the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated; or

(ii) commencement of a Proceeding (so long as such Proceeding was not initiated by or at the request of the Subordinated Lender or any other Persons acting in concert with the Subordinated Lender),

provided, that, notwithstanding anything to the contrary contained in this Agreement or any of the Subordinated Instruments, unless and until all Senior Indebtedness has been paid in full in cash and the Commitments have terminated, all distributions or other proceeds of any Subordinated Collection Action received by the Subordinated Lender shall be subject to the terms of this Agreement and paid or delivered to the Agent, as provided herein; and provided further, that if the Senior Indebtedness is accelerated, the Subordinated Lender may immediately thereafter accelerate the Subordinated Indebtedness and take only such actions as are expressly permitted herein.

     (c) The Subordinated Lender hereby consents to any foreclosure, collection, recovery, or similar action by Agent or the Senior Lenders against any property of the Loan Parties or any Guarantor, regardless whether or not Senior Lenders have a Lien thereon or any such purported Lien is contested or invalid.

     (d)   As between Senior Lenders, on one hand, and the Subordinated
           Lender, on the other hand, and until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, the Senior Lenders and the Agent shall have the sole and exclusive right to control, administer, account for, and otherwise deal with the Collateral and to determine the manner of every sale or other disposition of the Collateral upon enforcement of any Lien thereon or the enforcement of any other right or remedy with respect thereto. Without the prior written consent of Agent, which Agent may grant or withhold in its sole discretion, until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, the Subordinated Lender shall not: (i) take any action to foreclose on or liquidate any Lien in or enforce any other rights with respect to any property of the Loan Parties or any Guarantor prior to the taking of any enforcement action against such property by Agent and thereafter only to the extent of commencing such legal proceedings as are necessary to prevent the waiver or lapse of its rights with respect to such property, but subject at all times to the Agent's rights hereunder to determine the disposition of such property in accordance with the terms hereof or (ii) collect, receive, demand possession or payment of, or sue on any property of the Loan Parties or any Guarantor, or the proceeds thereof other than in a manner consistent with the terms hereof. Subject to the terms of the Credit Agreement, the Agent shall have the exclusive rights, upon prior written notice to, but without the prior written consent of, the Subordinated Lender to adjust and settle any insurance claim with respect to any item or aspect of the Collateral, and to determine whether to apply insurance proceeds to the repair, restoration, or replacement of the affected Collateral or to the repayment of the Senior Indebtedness, provided that the Agent's failure to give such notice shall not result in any liability on the part of the Agent or any Senior Lender and shall not impact the rights and duties of the parties hereunder. The Agent may enforce the Liens on the Collateral without having first enforced or exhausted any other right or remedy against any Loan Party, any Guarantor or any other Person. The Agent may foreclose or otherwise collect on the Collateral in any order which it in its sole discretion deems appropriate. The Agent shall not be required to marshal any Collateral for the benefit of the Subordinated Lender and the Subordinated Lender waives any rights with respect thereto. The Subordinated Lender shall have no right to contest or object to any action taken by the Agent if such sale or disposition was conducted in a commercially reasonable manner and in compliance with applicable provisions of the Uniform Commercial Code as adopted in the State of New Jersey or any other applicable jurisdiction, and the Subordinated Lender further waives any right of objection to the Senior Lenders' acceptance of all or any portion of the Collateral in partial satisfaction of the Senior Indebtedness under Section 9-620 of the Uniform Commercial Code as adopted in the State of New Jersey or any other applicable jurisdiction (but the Subordinated Lender shall retain the Subordinated Lender's right to notice of the same under Section 9-621 of the Uniform Commercial Code as adopted in the State of New Jersey or any other applicable jurisdiction). The Subordinated Lender and Junior Subordinated Lender shall have no right to contest or object to the terms or conditions of any sale or disposition of any property of the Loan Parties or any Guaranty pursuant to or in connection with any Proceeding, if such terms and conditions have been approved by the Agent and by the court with jurisdiction over such proceeding, or if the proceeds of such sale or disposition are to be distributed, or held subject to the Liens in favor of the Agent and the Senior Lenders, in accordance with this Agreement.

     (e) Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, Subordinated Lender and Junior Subordinated Lender shall not in any manner challenge or consent to or cooperate with any challenge of any nature to this Agreement, the Credit Agreement or any other Loan Documents, or the rights of the Agent or the Senior Lenders in or to any property of the Borrowers or any Guarantor.

     (f) Until the Senior Indebtedness is indefeasibly paid in full in cash and the Commitments have terminated, all amendments to the terms, conditions, and provisions of the Approved Terms or the Subordinated Instruments shall at all times be subject to the prior written consent of the Agent.

          2.8 Subrogation. Subject to the indefeasible payment in full in cash of all Senior Indebtedness and termination of the Commitments and to the extent that amounts payable under the Subordinated Indebtedness have been used to pay Senior Indebtedness, Subordinated Lender shall be subrogated to the rights of Senior Lenders to receive payments or distributions of assets of the Loan Parties applicable to the Senior Indebtedness until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payment or distribution to Senior Lenders under the provisions hereof to which Subordinated Lender would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Lenders by Subordinated Lender, as among the Loan Parties and their respective creditors other than the Senior Lenders, shall be deemed to be a payment by the Loan Parties to or on account of the Senior Indebtedness. Notwithstanding the foregoing provisions of this
          Section 2.8, the holders of the Subordinated Indebtedness shall have no claim against the Senior Lenders for any impairment of any subrogation rights herein granted to the holders of the Subordinated Indebtedness.

     3. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Lender, the Agent and the Senior Lenders arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Credit Agreement, the Loan Documents or any of the Subordinated Instrument, as the case may be, and the Subordinated Lender hereby irrevocably consents to and waives any claim the Subordinated Lender may have as a result of any such amendment, modification or supplement; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under the Credit Agreement, the Loan Documents or any of the Subordinated Instruments, as the case may be, or in respect of the Senior Indebtedness, or the Subordinated Indebtedness, respectively. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders, on one hand, and the Subordinated Lender, on the other hand, even if all or part of the Liens securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any Proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under any state fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed) and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.

     4.   Intentionally Deleted.

     5. Representations and Warranties of the Subordinated Lender. The Subordinated Lender represents to the Senior Lenders as follows:

          5.1 Authority. The Subordinated Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein.

          5.2 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Subordinated Lender, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

          5.3 No Conflicts. The Subordinated Lender is the current owner and holder of the Subordinated Indebtedness. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on a the Subordinated Lender or affecting the property of the Subordinated Lender conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best of the Subordinated Lender's knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.

     6. Cumulative Rights. No Waivers. Each and every right, remedy and power granted to the Agent and the Senior Lenders hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement, the Loan Documents or in the Subordinated Instruments or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Agent and the Senior Lenders, from time to time, concurrently or independently and as often and in such order as the Agent and the Senior Lenders may deem expedient. Any failure or delay on the part of the Agent and the Senior Lenders in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Agent's or the Senior Lenders' right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Agent's or the Senior Lenders' rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     7. Modification. Any modification, termination or waiver of any provision of this Agreement, or any consent to any departure by the Senior Lenders or the Subordinated Lender shall not be effective in any event unless the same is in writing and signed by the Agent, the Senior Lenders and the Subordinated Lender, and then such modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on the Subordinated Lender of any event not specifically required of the Agent hereunder shall not entitle the Subordinated Lender to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

     8. Notices. All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by telecopy or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express courier, addressed as follows:

          If to the Subordinated Lender:

                                              425 East Linden Street
                                              Moorestown, New Jersey 08057
                                              Telephone:  (856) 234-5143
                                              Telecopy: (856) 439-0838

          If to the Loan Parties:
                                              c/o Metrologic Instruments, Inc.
                                              90 Coles Road
                                              Blackwood, NJ 08012
                                              Attention:  Thomas E. Mills IV
                                              Telephone:  (856) 228-8100
                                              Telecopy:  (856) 228-0653

          To the Agent or any Senior Lender:
                                              PNC BANK, NATIONAL ASSOCIATION
                                              1600 Market Street
                                              Philadelphia, PA 19103
                                              Attention: Ms. Janeann Fehrle
                                              Telephone: (215) 585-4749
                                              Telecopy: (215) 585-4771

          or to any other address or telecopy number as such party shall designate in a notice to the other party hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (a) if personally delivered, then on the Business Day of delivery, (b) if sent by telecopy, on the day sent if a Business Day or if such day is not a Business Day, then on the next Business Day, (c) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (d) if sent by overnight, express courier, on the next Business Day immediately following the day sent. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next Business Day by overnight, express courier or by personal delivery.

     9. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Agent, the Senior Lenders and the Subordinated Lender.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

     12. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Agent, the Senior Lenders and the Subordinated Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Borrowers.

     13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Instruments, the Credit Agreement and the Loan Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Subordinated Instruments provide rights, remedies and benefits to the Senior Lenders that exceed the rights, remedies and benefits provided to Senior Lenders under this Agreement, such provisions of the applicable Subordinated Instruments shall be deemed to supplement (and not to conflict with) the provisions hereof

     14. Statements of Indebtedness. Upon demand by the Agent, the Subordinated Lender will furnish to the Agent a statement of the indebtedness owing from the Loan Parties to Subordinated Lender. The Senior Lenders may rely without further investigation upon such statements.

     15. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof

     16. Termination. This Agreement shall terminate upon the earlier to occur of (a) indefeasible payment in full in cash of the Senior Indebtedness and the termination of the Commitments or (b) such earlier date as shall be expressly agreed to in a writing executed by the Agent, the Senior Lenders and the Subordinated Lender.

     17.      Bailee for Perfection.

          (a) The Agent shall hold that portion, if any, of the Collateral, as to which perfection of the lien of the Subordinated Lender in such Collateral requires possession by the Subordinated Lender (the "Possessed Collateral"), as bailee for the Subordinated Lender solely for the purpose of perfecting and keeping perfected the security interest granted to the Subordinated Lender in the Possessed Collateral pursuant to the Subordinated Instruments. In connection therewith, but subject to the rights of the Agent and the Senior Lenders contained in this Agreement, the Agent shall take such actions as are reasonably requested by the Subordinated Lender to perfect and maintain the priority of the Liens of the Subordinated Lender in the Possessed Collateral, provided such requests do not impair the prior Liens of the Agent in the Possessed Collateral or violate the requirements of the Credit Agreement or the Loan Documents.

          (b) The duties and responsibilities of the Agent to the Subordinated Lender with respect to the Collateral shall be limited solely to those set forth in paragraph (a) above. In no event shall the Agent be liable for its actions with respect to the Collateral except for gross negligence or willful misconduct.

          (c) Upon indefeasible payment in full in cash of the Senior Indebtedness and termination of the Commitments, the Agent shall deliver possession of the Possessed Collateral to the Subordinated Lender or as otherwise ordered by a court and shall take all actions necessary to transfer all right, title and interest in the Collateral to the Subordinated Lender.

     18. SUBMISSION TO JURISDICTION. THE AGENT AND THE SENIOR LENDERS MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHERRY HILL, NEW JERSEY. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE SUBORDINATED LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. THE SUBORDINATED LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE SUBORDINATED LENDER AT THE ADDRESS SET FORTH IN PARAGRAPH 8 ABOVE, NOTWITHSTANDING THAT SUCH ADDRESSES MAY BE LOCATED OUTSIDE THE STATE OF NEW JERSEY, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (B) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THEM. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF THE AGENT AND THE SENIOR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE AGENT AND THE SENIOR LENDERS FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. THE SUBORDINATED LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE SUBORDINATED LENDER MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN CHERRY HILL, NEW JERSEY AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     19. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     20. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     21. TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY THE AGENT, THE SENIOR LENDERS AND SUBORDINATED LENDER OF THE OBLIGATIONS SET FORTH IN THIS AGREEMENT.

     22. No Partnership or Fiduciary Relationship. Nothing contained in this Agreement, and no action taken by any party pursuant hereto, is intended to constitute or shall be deemed to constitute a partnership, association, joint venture, or other entity among the Senior Lenders, on the one hand, and the Subordinated Lender, on the other hand, and the parties hereby expressly waive and agree not to enforce any such relationship (or obligations related thereto). The Agent shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Subordinated Lender.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                            /s/C. H. Knowles
                            ------------------------------
                            C. Harry Knowles, individually


                            /s/ Janet Knowles
                            ------------------------------
                            Janet Knowles, individually


                            PNC BANK, NATIONAL ASSOCIATION, as Agent

                               /s/Janeann Fehrle
                            By:---------------------------
                            Name:    Janeann Fehrle
                            Title:   Vice President

                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned, Metrologic Instruments, Inc., a New Jersey corporation, Adaptive Optics Associates, Inc., a Delaware corporation, and MTLG Investments, Inc., a Delaware corporation, each hereby (i) acknowledges receipt of a copy of the foregoing Intercreditor and Subordination Agreement, (ii) acknowledges and consents to all of the terms and provisions thereof and (iii) acknowledges and agrees that, notwithstanding anything to the contrary contained in the Credit Agreement, any breach by the Subordinated Lender of the terms or provisions of the foregoing Intercreditor and Subordination Agreement shall constitute an Event of Default under the Credit Agreement.

                                  METROLOGIC INSTRUMENTS, INC.


                                  By: /s/C. H. Knowles
                                      ------------------------
                                  Name:    C. Harry Knowles
                                  Title:   Chairman and CEO


                                  ADAPTIVE OPTICS ASSOCIATES, INC.


                                  By: /s/C. H. Knowles
                                      ------------------------
                                  Name:    C. Harry Knowles
                                  Title:   Chairman and CEO


                                   MTLG INVESTMENTS, INC.


                                   By: /s/C. H. Knowles
                                       ------------------------
                                   Name:    C. Harry Knowles
                                   Title:   President

Dated:  As of January 31, 2003